UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SNAP ONE HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)
N/A
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April 9, 2024
Dear Fellow Snap One Stockholder:
Thank you for your continued interest in Snap One. I am pleased to invite you to attend the Company’s 2024 Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, May 23, 2024 at 5:00 p.m. Mountain Time at Snap One’s corporate offices located at 1355 W. Innovation Way, Suite 125, Lehi, UT 84043.
At this year’s Annual Meeting, our stockholders will be asked to:
1)	elect the two nominees for Class III directors who are named in the Proxy Statement;
2)	ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2024; and
3)	transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
If you owned our common stock at the close of business on March 26, 2024, you may attend and vote at the Annual Meeting.
Our Board of Directors recommends that you vote “FOR” proposals 1 and 2 listed above. I recommend that you read the accompanying Proxy Statement, which contains detailed information concerning each of these proposals.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote via a toll-free telephone number, over the Internet or in person at the Annual Meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card. Please review the instructions on the notice or on the proxy card regarding your voting options.
Thank you for your ongoing support of Snap One. We look forward to seeing you at our Annual Meeting.
Sincerely,

John Heyman
Chief Executive Officer

Notice of Our 2024 Annual Meeting of Stockholders

To Our Stockholders:
Please join us at our Annual Meeting.
When:	5:00 p.m., Mountain Time, on May 23, 2024
Where:	1355 W. Innovation Way, Suite 125, Lehi, UT 84043
What:	Items of Business
	1	The election of the two Class III director nominees listed in this Proxy Statement;
	2	The ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024; and
	3	Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Record Date:	Close of business March 26, 2024
Please Vote:
	Via the Internet Go to www.proxyvote.com	By Telephone To vote by telephone, call 1-800-690-6903	By Mail Send completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form	In Person Attend the Annual Meeting at 5:00 p.m. Mountain Time, May 23, 2024 at Company headquarters in Lehi, UT
Advance Voting Deadlines: If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on May 22, 2024, to be counted. Please note that if you hold your shares through a brokerage account or through a bank or another nominee, they may have an earlier deadline. Please refer to the voting instructions you received from such broker, bank, or other record holder.
To ensure your shares are voted, please vote your shares prior to the meeting by proxy on the Internet, by telephone or by completing a proxy card and returning it by mail, even if you plan to attend in person. Only stockholders who own shares of Snap One Holdings Corp. common stock as of the Record Date are entitled to attend and vote at the Annual Meeting. If you plan to attend, proof of stock ownership and government-issued photo ID will be required for admission; if your shares are not registered in your name, please bring evidence that you were the beneficial owner of shares as of the Record Date, which you may obtain from your bank, stockbroker, or other adviser that holds your common stock.

We intend to hold the Annual Meeting in person at our Lehi, Utah headquarters as noted above. However, if we determine that is not possible or advisable, we will announce our change of plan as promptly as practicable in a press release, file the details with the Securities and Exchange Commission as proxy materials, and post them on our website. Thank you for your ongoing support of and continued interest in Snap One. We look forward to seeing you at our Annual Meeting.
By Order of the Board of Directors,

JD Ellis
Chief Legal Officer
April 9, 2024

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting on May 23, 2024:
This notice of Annual Meeting, and the accompanying proxy statement (“Proxy Statement”), and form of electronic proxy card, as well as the annual report on Form 10-K for the fiscal year ended December 29, 2023 (“2023 Annual Report,” collectively, “Proxy Materials”), are first being distributed or made available, as the case may be, on or about April 9, 2024. Registered and beneficial shareholders may visit www.proxyvote.com to view and print these documents. The Proxy Statement and 2023 Annual Report may also be found in the Investor Relations section of the Company’s website at www.snapone.com under SEC Filings.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. For more information, please read our 2023 Annual Report and the entire Proxy Statement prior to voting.
About Us
Snap One powers smart living by enabling professional integrators to deliver seamless experiences in the connected homes and businesses where people live, work, and play. We offer a number of trusted brands encompassing technology categories like audio, video, surveillance, control, networking, conferencing, and remote management.
We bring together the best people, partners, and products to make lives more enjoyable, connected, and secure.
Our Journey
Created out of respect and passion for smart technology, Snap One was founded by technology integrators who saw a better way to do things. These major milestones took us from a scrappy startup to an industry leader.

Snap One Holdings Corp. 2024 Proxy Statement	1

About the Meeting
When: 5:00 p.m., Mountain Time, on May 23, 2024	Where: 1355 W. Innovation Way, Suite 125, Lehi, UT 84043	Record Date: March 26, 2024
Items of Business:		Board Recommendation	Voting Standard	Page
1	The election of each of two Class III Director nominees, namely Mr. Jacob Best and Ms. Amy Steel Vanden-Eykel to the Company’s Board of Directors.	FOR each director nominee	A plurality of the votes cast (the two nominees receiving the highest number of “FOR” votes cast will be elected). Abstention has no impact.	5
2	A proposal to ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024.	FOR	Majority: Votes cast in favor exceed votes cast against. Abstention is the same as a vote “against.”	62
3	The transaction of any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.			65
Please Vote
Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares as soon as possible using one of the following early voting methods:

Internet Visit the web site listed on your proxy card	Phone Call the telephone number on your proxy card	Mail If you received a paper copy of the materials via mail, please sign, date, and return your proxy card in the enclosed envelope

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Our Board Nominees at a Glance
Director Name, age	Principal Occupation	Independent	Committees	Other Public Company Boards
Jacob Best, 39	Partner, Hellman & Friedman, LLC		Chairperson of Compensation and Risk Management Committee
Amy Steel Vanden-Eykel, 46	Chief Marketing Officer, Staples, Inc.		Nominating & Governance Committee

Snap One Holdings Corp. 2024 Proxy Statement	3

Governance

Board of Directors
The business and affairs of Snap One Holdings Corp. (“Company,” “Snap One,” or “we”/”us”) are managed under the direction of our eight-member Board of Directors (“Board”) in accordance with our certificate of incorporation (“Certificate of Incorporation”), amended and restated bylaws (“Bylaws”) and the Corporate Governance Guidelines, a copy of which can be found on our website at investors.snapone.com. Our Board is divided into three classes of directors, with the directors serving staggered three-year terms, with only one class of directors elected at each annual meeting. Our Class I directors are Messrs. Ragatz (Chair), Heyman, and Hendrickson (with their terms expiring at the 2025 annual meeting), our Class II directors are Dr. Neal and Messrs. Wagers and Sanchez (with their terms expiring at the 2026 annual meeting) and our Class III directors are Mr. Best and Ms. Vanden-Eykel (with their terms expiring at the 2024 Annual Meeting).
We believe our Board’s classified structure provides enhanced continuity and stability in business strategies and policies. Under the current system, after each election, at least two-thirds of the Board will have had prior experience and familiarity with our business, which is beneficial for long-term strategic planning and oversight of our operations. We believe that maintaining a classified board structure balances the need for stockholders to express their opinion on the Board’s performance with the need for our directors to focus on our long-term success and maximize value for stockholders.
When considering whether directors and nominees have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in each of the directors’ individual biographies below. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess, but in identifying and evaluating director nominees, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. We believe our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
There are no family relationships among our directors and director nominees, or between our directors, director nominees, and executive officers.
At the Annual Meeting, stockholders will be asked to vote for two Class III nominees: Jacob Best and Amy Steel Vanden-Eykel to serve until the 2027 annual meeting, and the election and qualification of his or her successor, or until such director’s earlier death, disqualification, resignation, or removal. The only members of our Board of Directors with expiring terms are the two Class III directors, and therefore proxies can only be voted for up to a maximum of two people. Each of the nominees listed below has agreed to stand for election and has indicated he or she is willing to serve as a member of the Board. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.

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Class III directors whose terms expire at the 2024 Annual Meeting:
Jacob Best	Director Since: 2017 Age: 39 Committees: Compensation (Chair) Independent Director

Jacob Best has served as a member of our Board of Directors since August 2017. He is a Partner at Hellman & Friedman (“H&F”), a private equity firm that is a significant investor in the Company, where he joined in 2009 and rejoined in 2016. Prior to rejoining H&F, Mr. Best worked as the Chief of Staff at Change Healthcare (formerly Emdeon), a healthcare technology business, in 2013; and the Head of Medical Networks at Grand Rounds, a provider of tech-enabled interaction platforms to doctors and patients, from 2014 to 2016. Mr. Best previously worked at Bain & Company in New York. Mr. Best currently serves as a director of Medline, a manufacturer and distributor of medical surgical equipment, and is actively engaged in H&F’s investments in PointClickCare and Athenahealth. He was formerly a director of Associated Materials, a manufacturer and distributor of external building materials, from 2016 to 2020; Goodman Global, a manufacturer and distributor of HVAC equipment, in 2012; and Ellucian, a provider of software to higher education institutions, in 2012. Mr. Best received a BA in Human Biology from the University of Virginia, and an MBA from the Stanford Graduate School of Business where he was an Arjay Miller Scholar.

We believe Mr. Best is qualified to serve as a director based on his experience as an executive and investor, and knowledge of the industry in which we operate.

Amy Steel Vanden-Eykel	Director Since: 2021 Age: 46 Committees: Nominating and Corporate Governance Independent Director

Amy Steel Vanden-Eykel has served as a member of our Board of Directors since July 2021. Ms. Vanden-Eykel is the Chief Marketing Officer for Staples, Inc., which includes Staples.com, Staples Advantage, and Staples’ B2B business. She has held this role since November of 2021 and is responsible for Brand & Creative Strategy, Customer Acquisition & Development, the Loyalty Program, and Marketing activation channels like Digital Media, Field Marketing, Email, and Direct Mail. Prior to her role as CMO, Ms. Vanden-Eykel was the Senior Vice President of Merchandising & Marketing for Staples, Inc. In addition, she spent almost a decade in positions of increasing seniority in Merchandising for Staples.com, StaplesAdvantage.com, and Staples’ Retail. Ms. Vanden-Eykel started her career with Staples 14 years ago in Corporate Strategy. Before joining Staples, she was a Vice President at the strategy consulting firm Kaiser Associates. She received her undergraduate degree from Bowdoin College, where she majored in Economics and Mathematics, and received her MBA, graduating with honors, from Harvard Business School.

We believe that Ms. Vanden-Eykel is qualified to serve as a director based on her perspective and experience as an executive and her deep knowledge and experience of marketing programs, operations, and strategy.

Snap One Holdings Corp. 2024 Proxy Statement	5

Class I Directors whose terms expire at the 2025 annual meeting:
Thomas (“Tom”) Hendrickson	Director Since: 2022 Age: 69 Committees: Audit and Risk Management (Chair) Independent Director

Mr. Hendrickson joined our Board of Directors in 2022 and serves as Chairperson of the Audit and Risk Management Committee. Mr. Hendrickson has served as a director and audit committee chairperson for Ollies Bargain Outlet Holdings, Inc. since March 2015; director for O’Reilly Auto Parts since 2010, lead independent director since January 2024, and chairperson of the audit committee since 2018; Chief Administrative Officer, Chief Financial Officer and Treasurer for The Sports Authority, Inc., the parent of the retailer Sports Authority, from 2003 until his retirement in February of 2014; Executive Vice President and Chief Financial Officer, and Treasurer of Gart Sports Company, from 1998 until its merger with Sports Authority in 2003; and Vice President of Finance, Senior Vice President, and Executive Vice President and Chief Financial Officer of Sportmart, Inc., from 1993 to 1997. Mr. Hendrickson received a BS in Accounting from Minnesota State University, Mankato.

We believe Mr. Hendrickson is qualified to serve as a director based on his extensive business and accounting experience.

John Heyman	Director Since: 2015 Age: 62 Committees: None CEO of Snap One (not an Independent Director)

John Heyman has served as our Chief Executive Officer and a member of our Board of Directors since January 2015. Since February 2023, he has also been a member of the board of directors of ON Services, a privately held live-event production services company. He has worked in the technology industry for over 30 years, including 16 years (most recently as Chief Executive Officer) at Radiant Systems, Inc., a publicly traded provider of technology to the hospitality and retail industries, from 1995 until its sale to NCR Corporation in 2011. From 2011 until joining Snap One, Mr. Heyman founded Actuate Partners, a private investment firm, and served as Executive Chairperson of Influence Health, a technology provider to the healthcare industry. Mr. Heyman served as a director and a member of the audit committee of Manhattan Associates, Inc., a publicly traded provider of software to manage supply chains, inventory and omnichannel operations, from 2016 to 2019. He received a BBA in Accounting and Finance from the University of Georgia, and an MBA from Harvard Business School.

We believe Mr. Heyman is qualified to serve as a director based on the perspective and experience he brings as our Chief Executive Officer and his experience as an executive in the technology industry.

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Erik Ragatz, Chair	Director Since: 2017 Age: 51 Committees: Compensation, Nominating and Corporate Governance (Chair) Independent Director

Erik D. Ragatz has served as a director and as Chairperson of our Board of Directors since June 2017. Mr. Ragatz served as a Partner at H&F from 2008 to 2022, and in February 2023, Mr. Ragatz retired as Partner and became a Senior Advisor at H&F. Mr. Ragatz currently serves as the Executive Chairman and a member of the compensation committee of H&F portfolio company At Home Group Inc., a leading omnichannel home décor value retailer. In addition, he serves as the Lead Independent Director of the board of directors and as a member of the compensation and nominating and governance committees of Grocery Outlet Holdings Corp., a publicly traded extreme-value retailer of consumables and fresh products sold through a network of independently operated stores; Chairman of The New Leaf Company (BV) (dba Superplum), an early-stage Indian agri-tech business; and director of And Go Concepts, LLC (dba Salad and Go), a disruptive quick-service restaurant business on a mission to make fresh, nutritious food convenient and affordable for all. He was formerly chairperson of the board of directors of Grocery Outlet, Goodman Global, Associated Materials, and ABRA; and a director of Caliber Collision, LPL, Sheridan, and Texas Genco. Prior to H&F, Mr. Ragatz was employed by Bain Capital in Boston and Sydney, and previously worked as a management consultant for Bain & Company in San Francisco. Mr. Ragatz received an AB in Economics from Stanford University and an MBA from the Stanford Graduate School of Business.

We believe Mr. Ragatz is qualified to serve as a director based on his significant financial expertise and insight into the proper functioning and role of corporate boards of directors gained through his years of service on the boards of directors of H&F’s portfolio companies.

Snap One Holdings Corp. 2024 Proxy Statement	7

Class II Directors Standing for Election at the 2026 annual meeting:
Annmarie Neal	Director Since: 2021 Age: 60 Committees: Compensation, Nominating and Corporate Governance Independent Director

Annmarie Neal has served as a member of our Board of Directors since January 2021. Dr. Neal is a Partner and Chief Talent Officer at H&F, where she has worked since 2015. Her primary responsibility is to help H&F drive value by improving the organizational and leadership effectiveness of H&F’s portfolio companies. Dr. Neal has over 20 years of experience working with global organizations on executive leadership, talent management, and organizational development. Prior to joining H&F, Dr. Neal ran her own consulting firm and held the Chief Talent Officer roles at Cisco Systems from 2006 to 2012, and at First Data Corporation from 2000 to 2005. Additionally, she was a senior consultant with RHR International. Dr. Neal received a BA from Boston College, an MA in Counseling from Santa Clara University, a Graduate Certificate of Special Studies from Harvard University, and a Doctorate in Clinical Psychology with an Emphasis in Management Psychology from the California School of Professional Psychology Alameda/Berkeley.

We believe Dr. Neal is qualified to serve as a director based on her experience as an executive and her deep knowledge and expertise in succession planning, compensation, organization effectiveness, and human resource operations.

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Adalio Sanchez	Director Since: 2021 Age: 64 Committees: Audit and Risk Management, Compensation Independent Director

Adalio Sanchez has served as a member of our Board of Directors since June 2021. Mr. Sanchez is an information technology industry veteran with a twenty-five-year track record of operating, transforming, and profitably growing many complex multibillion-dollar global businesses. Mr. Sanchez is the chairperson of the board of directors of ACI Worldwide Inc., a software company serving the electronics payments market, and has served as a member of ACI’s board since 2015. Since 2019, Mr. Sanchez has served on the board of Avnet Inc., a global electronic components distribution and technology solutions company; and since 2021, has served on the supervisory board of ASM International N.V., a Dutch semiconductor wafer manufacturing process equipment company. He also serves on the board of trustees of the MITRE Corporation, a not-for-profit firm that manages federally funded research and development centers supporting several U.S. government agencies since November 2018. Mr. Sanchez previously served on the board of Quantum Corporation, a computer storage solutions company, from May 2017 to April 2019, and served as interim CEO for Quantum Corporation from November 2017 to January 2018. From 2014 to 2015, Mr. Sanchez served as Senior Vice President of the Lenovo Group Limited, an international technology company. Prior to that, he spent 32 years at IBM Corporation, a global technology and innovation company, where he served in various capacities including 16 years in senior executive and global general management roles. Mr. Sanchez received his BS from the University of Miami in electrical engineering, and his MBA from Florida International University.

We believe Mr. Sanchez is qualified to serve as a director based on his technology background and experience as an executive and director of public companies.

Snap One Holdings Corp. 2024 Proxy Statement	9

Kenneth R. Wagers III	Director Since: 2020 Age: 52 Committees: Audit and Risk Management Independent Director

Kenneth R. Wagers III has served as a member of our Board of Directors since August 2020. Mr. Wagers has more than 25 years of experience in financial and accounting management, operations, and engineering. Mr. Wagers has served as Chief Financial Officer of TTEC Holdings, Inc., a customer service technology company since February 2024. He previously served as Chief Financial Officer of Flexport, a global logistics and freight forwarding business, from April 2021 to October 2023. Prior to joining Flexport, Mr. Wagers served as Chief Financial Officer of FleetPride, a retailer of parts for heavy-duty trucks and trailers, from August 2019 to April 2021. Prior to joining FleetPride, Mr. Wagers served as Chief Operating Officer of XPO Logistics, a global provider of supply chain solutions, from April 2018 to March 2019. Prior to that, Mr. Wagers served as the Head of Finance for Worldwide Transportation and Logistics at Amazon.com from 2013 to April 2018, and as Chief Financial Officer of LinkAmerica, a private equity-owned logistics and transportation business, from 2012 to 2013. Mr. Wagers also held multiple senior-level finance and accounting roles at Dr. Pepper Snapple Group and UPS after beginning his career in UPS’ operations and engineering department. Mr. Wagers received his BA in Finance and Accounting, and then his MBA from Georgia State University.

We believe Mr. Wagers is qualified to serve as a director based on his perspective and experience as a Chief Financial Officer and deep financial and accounting knowledge.

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Controlled Company
H&F, through certain of its affiliates, beneficially owns more than 50% of our common stock and voting power. Pursuant to provisions our Bylaws and our Stockholders Agreement (as defined below and further described in the section entitled “Related Party Agreements and Transactions – Arrangements with Our Directors, Executive Officers, and Advisors– Stockholders Agreement”), H&F and its affiliated entities are entitled to nominate at least a majority of the total number of directors comprising our Board. As a result, we are a “controlled company” as that term is set forth in Section 5615(c)(1) of The Nasdaq Stock Market (“Nasdaq”) rules.
Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) the requirement that our director nominations be made, or recommended to our full Board, by our independent directors or by a nominations committee that consists entirely of independent directors, and that we adopt a written charter or board resolution addressing the nominations process. While we have the right to do so, we do not currently utilize any of these exemptions to the independence requirements imposed by the Nasdaq rules.
Nomination Rights
The Company is a party to a Stockholders Agreement with H&F and certain other stockholders, including certain officers, directors, and employees of the Company (“Stockholders Agreement”). The Stockholders Agreement provides that H&F has the right to nominate the number of directors to our Board described below (such persons nominated by H&F, the “H&F nominees”). H&F has the right to nominate a number of nominees equal to (x) the total number of directors comprising our Board at such time, multiplied by (y) the percentage of our outstanding common stock held from time to time by H&F, rounded up to the nearest whole number. For so long as we have a classified board, the H&F nominees must be divided by H&F as evenly as possible among the classes of directors. Pursuant to the Stockholders Agreement, for so long as H&F has the right to nominate any persons to our Board, (i) we will include the H&F nominees on the slate that is included in our proxy statements relating to the election of directors of the class to which such persons belong and provide the highest level of support for the election of each of such persons as we provide to any other individual standing for election as a director, and (ii) we will include on the slate that is included in our proxy statement relating to the election of directors only (x) the H&F nominees, and (y) the other nominees (if any) nominated by our Board’s Nominating and Corporate Governance Committee. In addition, H&F and certain other stockholders have agreed with the Company to vote in favor of the Company slate that is included in our Proxy Statement.
Messrs. Ragatz and Best, and Dr. Neal were nominated by H&F to serve on our Board pursuant to the Stockholders Agreement.
Removal of Directors; Vacancies
Our Certificate of Incorporation and Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board; however, if at any time H&F owns at least 40% in voting power of the stock of our Company entitled to vote generally in the election of directors, the stockholders may also

Snap One Holdings Corp. 2024 Proxy Statement	11

fix the number of directors pursuant to a resolution adopted by the stockholders. Subject to certain exceptions described in this section below with respect to our Stockholders Agreement, newly created director positions resulting from an increase in size of the Board and vacancies may be filled by our Board of Directors or our stockholders; provided, however, that at any time when H&F beneficially owns less than 40% in voting power of the stock of our Company entitled to vote generally in the election of directors, such vacancies shall be filled by our Board (and not by the stockholders).
Additionally, any or all of the directors may be removed at any time either with or without cause by the affirmative vote of a majority in voting power of all then-outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class; provided, however, that at any time when H&F beneficially owns, in the aggregate, less than 40% in voting power of the then-outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of the stock of the Company entitled to vote thereon, voting together as a single class.
If a H&F nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), the persons entitled to designate such nominee director under the Stockholders Agreement are entitled to appoint another nominee to fill the resulting vacancy. For additional information about the Stockholders Agreement, see the section entitled “Related Party Agreements and Transactions — Arrangements with Our Directors, Executive Officers, and Advisors — Stockholders Agreement.”
Board Independence
Pursuant to the Nasdaq’s corporate governance listing standards, a director employed by us cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if our Board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Our Board has determined each of our directors are “independent” in accordance with the Nasdaq rules, other than Mr. Heyman, who serves full-time as our Chief Executive Officer. In making its independence determinations, our Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, as well as any relationships with our management or significant stockholders. At least annually, the Board evaluates all relationships between the Company and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director meets the independence standards of Nasdaq, the Securities and Exchange Commission (“SEC”), and our applicable committees.

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Leadership Structure
Our Board does not have a policy that the roles of Chief Executive Officer and Chairperson of the Board be either combined or separated, because the Board believes this determination should be made based on the best interests of the Company and its stockholders at any point in time based on the facts and circumstances then facing our Company. Currently, our leadership structure separates the roles of Chief Executive Officer and Chairperson of the Board, with Mr. Heyman serving as our Chief Executive Officer and Mr. Ragatz serving as our non-executive Chairperson of the Board. We believe this structure is appropriate as it provides Mr. Heyman with the ability to focus on our day-to-day operations while allowing Mr. Ragatz to lead our Board in its fundamental role of providing advice to and oversight of management. Mr. Ragatz qualifies as independent under applicable rules and regulations of the SEC and Nasdaq.
Board Committees
The Board’s standing committees consist of an Audit and Risk Management Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees is subject to its own charter, approved by our Board, copies of which can be found on our website at investors.snapone.com/corporate-governance/governance-overview. Our Board may from time to time establish other committees to accomplish or oversee specific tasks.
Name	Independent	Audit and Risk Management	Compensation	Nominating and Corporate Governance
Erik Ragatz (Chair)			M	C
Jacob Best			C
John Heyman
Annmarie Neal			M	M
Tom Hendrickson		C
Adalio Sanchez		M	M
Amy Steel Vanden-Eykel				M
Kenneth R. Wagers III		M
= Independent	M = Member	C = Chair

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Audit and Risk Management Committee		Meetings in 2023: 7
Tom Hendrickson (Chair)	Kenneth R. Wagers III	Adalio Sanchez
Primary Responsibilities
The purpose of the Audit and Risk Management Committee is to prepare the Audit and Risk Management Committee report required by the SEC to be included in our Proxy Statement and to assist our Board in overseeing and monitoring:
(1)	the quality and integrity of our financial statements, including oversight of our accounting and financial reporting processes, internal controls, and financial statement audits;
(2)	our compliance with certain legal and regulatory requirements;
(3)	our independent registered public accounting firm’s qualifications, performance, and independence;
(4)	our corporate compliance program, including our code of conduct and anti-corruption policy, and investigating possible violations thereunder;
(5)	our risk management policies and procedures;
(6)	our cybersecurity policies and effectiveness;
(7)	the performance of our internal audit function; and
(8)	all related-party transactions.
The Board has determined that each of Messrs. Hendrickson, Sanchez, and Wagers qualifies as an independent director under the Nasdaq corporate governance standards and independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board has also determined that each of Messrs. Hendrickson, Sanchez, and Wagers qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under Nasdaq rules.

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Compensation Committee		Meetings in 2023: 4
Jacob Best (Chair)	Erik Ragatz	Annmarie Neal	Adalio Sanchez
Primary Responsibilities
The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:
(1)	preparing the Compensation Committee report if and as required to be included in our Proxy Statement under SEC rules and regulations;
(2)	setting our compensation program and the compensation of our executive officers and directors; and
(3)	administering our incentive and equity-based compensation plans.
The Board has determined that each of Mr. Best, Dr. Neal, Mr. Ragatz, and Mr. Sanchez meets the independence qualifications applicable to members of a compensation committee under the Nasdaq corporate governance standards.

Snap One Holdings Corp. 2024 Proxy Statement	15

Nominating and Corporate Governance Committee		Meetings in 2023: 3
Erik Ragatz (Chair)	Annmarie Neal	Amy Steel Vanden-Eykel
Primary Responsibilities
The purpose of our Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to:
(1)
identifying individuals qualified to become new Board members, consistent with criteria approved by the Board and the director qualification standards set forth in our Corporate Governance Guidelines which include individual qualifications including strength of character, mature judgment, industry knowledge or experience, and an ability to work collegially with the other Board members, as well as all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, financial and accounting background, executive compensation background and the size, composition, and combined expertise of the existing Board;

(2)
reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select the director nominees for the next annual meeting;

(3)	identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member(s) to the applicable committee;
(4)	reviewing and recommending to the Board corporate governance principles applicable to us;
(5)	overseeing the evaluation of the Board and management; and
(6)	handling such other matters specifically delegated to the committee by the Board from time to time.
The Board has determined that each of Dr. Neal, Ms. Vanden-Eykel, and Mr. Ragatz, qualify as independent directors under the Nasdaq corporate governance standards.
Board and Committee Meetings
The Board held 21 Board meetings, and 7 Audit and Risk Management Committee, 4 Compensation Committee and 3 Nominating and Corporate Governance Committee meetings during fiscal year 2023. Each director attended at least 75% of the meetings of the Board and committees on which such director served in fiscal year 2023 and which were held during the period such director served. While not required, members of our Board are encouraged to attend our annual meetings of stockholders. We held an annual meeting of stockholders last year on May 18, 2023, and a majority of our directors were able to attend.

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Board Diversity Matrix
The table below provides certain highlights of the composition of our Board members and nominees as of our Record Date, March 26, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).
Total Number of Directors:	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	2	6	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Stockholder Recommendations of Director Candidates
Stockholders who would like to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must send notice to Snap One Holdings Corp., Attn: Corporate Secretary, 1355 W. Innovation Way, Suite 125, Lehi, Utah 84043, by registered, certified, or express mail, and provide us with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of the stock ownership of the person recommending such candidate. The Nominating and Corporate Governance Committee or its chair will then consider the recommended director candidate in accordance with the same criteria applied to other director candidates, including those described in our corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee.
Compensation Committee Interlocks and Insider Participation
Compensation decisions are made by our Compensation Committee. None of our current or former executive officers or employees currently serves, or has served during our last completed fiscal year, as a member of our Compensation Committee and, during that period, none of our executive officers served as a member of a compensation committee (or committee serving an equivalent function) of any other entity whose executive officers served as a member of our Board.
We have entered into certain agreements with affiliates of H&F described in the section entitled “Related Party Agreements and Transactions — Arrangements with Our Directors, Executive Officers, and Advisors — Stockholders

Snap One Holdings Corp. 2024 Proxy Statement	17

Agreement.” While Messrs. Best and Ragatz and Dr. Neal are affiliated with H&F (together the “H&F Directors”), they do not have a material interest in our transactions with H&F. Because of this affiliation with our controlling shareholder, however, the H&F Directors do not meet the enhanced independence standards for non-employee directors set forth in Section 16b-3 of the Exchange Act required to approve certain exemptions related to equity awards granted to directors or officers. Therefore, equity awards granted to our directors or officers are approved by at least a majority of our non-employee directors as defined by Section 16b-3 of the Exchange Act.
Policy Against Speculative Trading, Hedging, and Pledging
Our Insider Trading Policy regarding securities trades by Company officers, directors, and employees and any other persons the Company determines should be subject to the policy, such as contractors and consultants (collectively, “Company Personnel”), prohibits Company Personnel, as well as their family and/or household members, from directly or indirectly trading in options (other than the exercise of options granted to Company Personnel by the Company), warrants, puts and calls, or similar instruments of the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). In addition, such persons are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. Furthermore, our Insider Trading Policy generally prohibits such persons from purchasing Company securities on margin or pledging Company securities without pre-clearance from the Company’s Chief Legal Officer or his designee.
Sustainability
Support of environmental, social, and governance initiatives is integral to our business strategy and culture. We believe being a good environmental and social citizen is not just the right thing to do as a responsible member of the communities we serve but that our sustainability initiatives can help drive long-term value creation.
Snap One’s mission to make lives more enjoyable, connected, and secure is powered by a commitment to people, privacy, and the planet.

We have established four cornerstone pillars of corporate responsibility as we seek to benefit our communities and stakeholders: Governance, People, Product, and Planet. Our commitment is guided by the following goals:
1.	Ethical Company: Commit to governance practices and policies that promote high ethical standards and maximize the long-term interests of our stakeholders (Principled Governance).
2.	Employer of Choice: Create safer environments and more equitable and inclusive employee experiences (People).

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3.	Engaged Leader: Create solutions that enable resource efficiency and enhance data security and privacy for end customers and partners (Product).
4.	Environmental Steward: Meaningfully reduce our impact on the environment by minimizing our carbon footprint and improving the sustainability of our operations (Planet).
Please find the full description of our sustainability efforts in our 2023 Sustainability Report found at investors.snapone.com.
Code of Business Conduct and Ethics
We adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all employees, executive officers and directors, that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is available on our website, investors.snapone.com/corporate-governance/governance-overview. We also employ an independent third-party dedicated Whistleblower Hotline, which our team members and partners can use 24 hours a day, seven days a week to encourage the reporting of suspected breaches of our Code of Conduct, Company policies, and any illegal or unethical activity, including financial fraud. If we ever were to amend or waive any provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our website set forth above, rather than by filing a Current Report on Form 8-K.
The Board and Risk Oversight
Management has the responsibility to operate and manage the business on a day-to-day basis in a competent and ethical manner to produce value for the stockholders. The Board has extensive involvement in the oversight of risk management related to us and our business. Our Chief Executive Officer and other executive officers regularly report to the Board, as well as the Audit and Risk Management, the Compensation, and the Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. Through its regular meetings with management, including the finance, legal, IT, and internal audit functions, the Audit and Risk Management Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk, including with respect to cybersecurity and our risk-mitigation efforts. The internal audit function reports functionally and administratively to our Chief Legal Officer and directly to the Audit and Risk Management Committee. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee is responsible for managing risks associated with the independence of the Board. The Company has also recently established a Sustainability Committee that works with the Nominating and Corporate Governance Committee to assist the Board in fulfilling its oversight responsibilities regarding sustainability matters including: environmental; health and safety; corporate social responsibility; philanthropy; corporate governance; reputation; diversity, equity and inclusion; community issues; political contribution; and other public policy matters relevant to the Company. While each Board Committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board keeps itself regularly informed regarding such risks through Committee reports and otherwise.

Snap One Holdings Corp. 2024 Proxy Statement	19

Non-Employee Director Compensation
Non-Employee Director Compensation Program
For fiscal year 2023, director compensation and equity award grants for service on our Board were limited to directors not affiliated with H&F nor employed by the Company: Tom Hendrickson, Adalio Sanchez, Amy Steel Vanden-Eykel, and Kenneth R. Wagers III, (each a “Non-Employee Director”).
On May 11, 2022, the Board amended the Non-Employee Director compensation program such that, each Non-Employee Director receives an annual retainer of $225,000 consisting of an annual cash retainer of $75,000 payable in quarterly installments and an additional $150,000, which is paid in the form of a grant of restricted stock units that vests in its entirety one year from the date of the grant. This program also provides for (i) an additional $50,000 for the Chairperson of the Board position, to the extent the position is filled by a Non-Employee Director, and (ii) the following additional cash stipends to our Non-Employee Directors for service on our Committees:
	Chairperson	Other Members
Audit and Risk Management	$25,000	$10,000
Compensation	$15,000	$7,500
Nomination & Corporate Governance	$15,000	$7,500
Our directors are also reimbursed for reasonable travel and related expenses associated with attendance at Board, Committee, or other Company meetings.
Director Product Experience Program
Our directors are encouraged to install and use Company products in their primary residence to better understand and support the development of Company products and services. Under our Director Product Experience Program, the Company contributes to the cost of installation services and certain products for Non-Employee Directors, so they can experience Company solutions as end users. For each Non-Employee Director, the Company provides, as a one-time installation benefit, $50,000 in certified dealer products, services, or other pre-approved costs reimbursed at 75% of invoice cost. In addition, each year thereafter each Non-Employee Director is eligible for up to $10,000 in dealer services or other costs, reimbursed at 75% of actual costs of services to support the installed system.

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Actual Director Compensation for 2023
The following table provides summary information concerning compensation paid or accrued by us on behalf of our Non-Employee Directors for services rendered to the Company during fiscal year 2023.
2023 Director Compensation Table
Name	Fees Paid In Cash ($)	Stock Awards ($) [1]	All Other Compensation ($)	Total $
Erik Ragatz	[2]	[2]		—
Jacob Best	[2]	[2]		—
Annmarie Neal	[2]	[2]		—
Adalio Sanchez	$92,500 [3]	$142,702 [4]	$39,701 [8]	$274,904
Amy Steel Vanden-Eykel	$82,500 [5]	$142,702 [4]		$225,202
Tom Hendrickson	$100,000 [6]	$142,702 [4]	$14,497 [8]	$257,199
Kenneth R. Wagers III	$85,000 [7]	$142,702 [4]		$227,702
[1]
Amounts included in this column reflect the aggregate grant date fair value of RSUs granted in 2023, calculated in accordance with ASC Topic 718. The assumptions used in the valuation are discussed in Note 11, Equity Agreements and Incentive Equity Plans in the notes to our audited consolidated financial statements contained in our 2023 Annual Report.

As of December 29, 2023, the following table shows the aggregate number of outstanding unvested RSUs and unvested shares of restricted stock held by each of the directors:
Name	Unvested RSUs
Erik Ragatz	—
Jacob Best	—
Annmarie Neal	—
Adalio Sanchez	15,528
Amy Steel Vanden-Eykel	15,528
Tom Hendrickson	15,528
Kenneth R. Wagers III	15,528
None of the directors had any outstanding stock options as of December 29, 2023.
[2]	Erik Ragatz, Jacob Best, and Annmarie Neal did not receive any compensation as directors during fiscal year 2023.
[3]
Mr. Sanchez received annual cash retainers of (i) $75,000 for serving as a director, (ii) $10,000 for serving on our Audit and Risk Management Committee, and (iii) $7,500 for serving on our Compensation Committee.

[4]	Consists of 15,528 RSUs granted on May 22, 2023.
[5]	Ms. Vanden-Eykel received annual cash retainers of (i) $75,000 for serving as a director and (ii) $7,500 for serving on our Nominating and Governance Committee.
[6]	Mr. Hendrickson received annual cash retainers of (i) $75,000 for serving as director, and (ii) $25,000 for serving as Chairperson of the Audit and Risk Management Committee.
[7]	Mr. Wagers received annual cash retainers of (i) $75,000 for serving as a director, (ii) $10,000 for serving on our Audit and Risk Management Committee.

Snap One Holdings Corp. 2024 Proxy Statement	21

[8]
Messrs. Sanchez and Hendrickson received reimbursement for equipment, integrator services, and other costs in connection with the installation of Company products in their primary residence as part of the Director Product Experience Program.

Non-Employee Director Stock Ownership Guidelines
We have adopted stock ownership guidelines for our Non-Employee Directors in order to better align our eligible directors’ financial interests with those of our stockholders by requiring such directors to own a minimum level of our shares. Each of our Non-Employee Directors is required to own stock in an amount equal to five times the amount of the annual cash retainer (excluding committee retainers) within five years of becoming subject to the guidelines. As of March 26, 2024, each of our Non-Employee Directors either has satisfied, or is on track to satisfy, the guidelines within the five-year period. See “— Other Compensation Policies — Stock Ownership Policy” in the “Executive Compensation” section below for more information.
Directors Deferral Plan
Our Board has adopted the Directors Deferral Plan. All directors who are not our employees or employed by any of our subsidiaries are eligible to participate in the Directors Deferral Plan.
Deferral Elections. Under the terms of the Directors Deferral Plan, our non-employee directors may elect to defer all or a portion of the shares issued upon settlement of their RSUs in the form of deferred stock units credited to an account maintained by us. Deferred stock units will be awarded from and are subject to the terms of the 2021 Equity Incentive Plan. At the end of the deferral period, non-employee directors participating in the Directors Deferral Plan will have the right to receive a number of shares of common stock equal to the number of deferred stock units initially credited to the director’s account plus the number of deferred stock units credited as a result of any dividend equivalent rights (to which deferred stock units initially credited to a director’s account are entitled).
Settlement of Deferred Stock Units. Non-employee directors may elect that settlement of deferred stock units be made or commence on: (i) the first business day in a year following the year for which the deferral is made, (ii) following termination of service on our Board, or (iii) the earlier of (i) or (ii). Non-employee directors may elect that deferred stock units be settled in a single one-time distribution or in a series of up to 15 annual installments. In addition, deferred stock unit accounts will be settled upon a Change in Control (as defined in the 2021 Annual Incentive Plan) or upon a non-employee director’s death.
Administration; Amendment and Termination. Our Compensation Committee administers the Directors Deferral Plan. The Directors Deferral Plan or any deferral may be amended, suspended, or discontinued by our Compensation Committee at any time in the Compensation Committee’s discretion but no such amendment, suspension, or discontinuance may reduce any director’s accrued benefit, except as required to comply with applicable law. Our Compensation Committee may terminate the Directors Deferral Plan at any time, as long as the termination complies with applicable tax laws and other requirements.

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Executive Compensation

Compensation Discussion and Analysis
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups (“JOBS”) Act of 2012 and as such, have elected to comply with certain reduced public company reporting requirements regarding our executive compensation program. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements. In addition, we are not currently required to hold non-binding stockholder advisory votes on Named Executive Officer compensation.
We may use these provisions until the last day of our fiscal year in which the fifth anniversary of the completion of our IPO occurs (which will be our 2026 fiscal year). However, if any of the following events occur prior to the end of such five-year period, we will cease to be an emerging growth company prior to the end of the five-year period: our public float exceeds $700 million and we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion, or we issue more than $1.0 billion of nonconvertible debt in any three-year period.
We are also a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.
This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for 2023. It also explains how we determined the material elements of compensation for our principal executive officer and our two executive officers (other than our principal executive officer) who were our most highly compensated executive officers as of December 29, 2023, and who we refer to as our “Named Executive Officers.” For fiscal year 2023, our Named Executive Officers were:
•	John Heyman, our Chief Executive Officer (our “CEO”);
•	Michael Carlet, our Chief Financial Officer (our “CFO”); and
•	GPaul Hess, our Chief Product Officer (our “CPO”).
Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation element that we provide to our executive officers, including our Named Executive Officers. In addition, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our executive officers, including our Named Executive Officers, in fiscal year 2023.

Snap One Holdings Corp. 2024 Proxy Statement	23

Overview
2023 Executive Compensation Highlights
Consistent with our performance and compensation philosophy, our Board and/or the Compensation Committee took the following compensation actions for our Named Executive Officers for 2023:
•
Base Salaries – The Compensation Committee determined to increase the annual base salaries of certain of our Named Executive Officers to bring their base salaries to levels that were more in line with those of similarly situated executives in the competitive marketplace, including an increase to the annual base salary of our CFO to $415,000, and our CPO to $385,000, representing increases of between 2.7% and 3.8%. The base salary of our CEO remained unchanged year-over-year at $735,000.

•
Cash Bonuses – Based on our performance during 2023, the Compensation Committee made cash bonus payments to our Named Executive Officers under our 2023 Annual Incentive Plan, which represented 65.1% of their target annual incentive award opportunities.

•
Long-Term Incentive Compensation – Our Board approved long-term incentive compensation opportunities to our Named Executive Officers in the form of performance stock unit (“PSU”) awards that may be earned by the achievement of certain performance metrics, vest and be settled for shares of our common stock, and restricted stock unit (“RSU”) awards that may vest and be settled for shares of our common stock.

Emphasis on Variable and Performance-Based Compensation
The annual compensation of our executive officers, including our Named Executive Officers, varies from year to year based on our corporate financial and operational results. Consistent with our compensation philosophy, our executive compensation program emphasizes “variable” pay over “fixed” pay and seeks to balance short-term and long-term incentives, as well as performance-based and time-based incentives. In fiscal year 2023, the majority of the target total direct compensation of our CEO consisted of variable pay, including cash awarded under our annual bonus plan and long-term incentives in the form of equity awards for which value is variable based on both our stock price and the achievement of performance conditions. Fixed pay, primarily consisting of base salary, made up only 11% of our CEO’s target total direct compensation in fiscal year 2023, while variable pay, consisting of both annual and long-term incentives in the form of equity awards, made up 89% of his target total direct compensation. Similar allocations applied to our other executive officers, including our other Named Executive Officers. The following charts show the percentages of target-variable pay versus target-fixed pay for our CEO and our other Named Executive Officers in fiscal year 2023:

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CEO PAY COMPOSITION

16%
15%
1%
6%
39%
39%
84%
Non-Incentive Compensation
Salary
Other/Reimbursements
Bonus
RSU
PSU
Annual and Long-Term Incentive Amount

OTHER NEO PAY COMPOSITION

20%
19%
1%
10%
36%
34%
80%
Non-Incentive Compensation
Salary
Other/Reimbursements
Bonus
RSU
PSU
Annual and Long-Term Incentive Amount

Executive Compensation Best Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2023, the following executive compensation policies and practices were in place, including those we have implemented to drive performance and those that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

Snap One Holdings Corp. 2024 Proxy Statement	25

Practices in Executive Compensation
What We Do	What We Do Not Do

Compensation Committee Independence. Our Board maintains a Compensation Committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.
Compensation Committee Advisor
Independence. The Compensation Committee engages and retains its own advisors. During 2023, the Compensation Committee engaged Korn Ferry to assist with its responsibilities. In addition to advisory services provided to the Compensation Committee, Korn Ferry performed executive recruiting services in 2023.
Annual Compensation Review. The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including reviewing the peer group used for compensation comparative purposes.
Compensation-Related Risk Assessment. We periodically evaluate our compensation programs, policies, and practices to ensure they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the Company.
Emphasize Performance-Based Incentive Compensation. The Compensation Committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the long-term interests of our executive officers, including our Named Executive Officers, with the interests of our stockholders.

No Executive Defined Benefit Retirement Programs. Other than our Section 401(k) plan generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements to executive officers, including our Named Executive Officers.
No Tax “Gross-Ups” or Payments. We do not provide any “gross-ups” or tax payments in connection with any compensation element or any excise tax “gross-up” or tax reimbursement in connection with any change-in-control payments or benefits.
No Stock Option Repricing. We do not reprice options to purchase shares of our common stock without stockholder approval.
No Hedging or Pledging. We prohibit our employees (including our executive officers) and our Non-Employee Directors from hedging our equity securities or from purchasing our securities on margin or pledging our securities as collateral for a loan, in each case without first obtaining the pre-approval of our Chief Legal Officer.

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Emphasize Long-Term Equity
Compensation. The Compensation Committee uses equity awards to deliver long-term incentive compensation opportunities to our executive officers, including our Named Executive Officers. These equity awards vest or may be earned over multi-year periods, which better serves our long-term value-creation goals and retention objectives.
Limited Executive Perquisites. The perquisites or other personal benefits we provide to our executive officers, including our Named Executive Officers, serve a sound business purpose. Also, our executive officers, including our Named Executive Officers, participate in our health and welfare benefit programs on the same basis as all our employees.
Stock Ownership Policy. We maintain a stock ownership policy for our executive officers, including our Named Executive Officers, and the non-employee members of our Board, which requires each of them to own a specified amount of our common stock.
Compensation Recovery Policy. We have adopted policies, designed to be compliant with Nasdaq rules, which provide for the recoupment of annual incentive compensation from our executive officers in the event of a financial restatement resulting from the fraud or intentional misconduct of an executive officer.
Reasonable Change-in-Control Arrangements. The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, provide for amounts that are within reasonable market norms.
Succession Planning. Our Board reviews the risks associated with our key executive positions on an annual basis, so we have an adequate succession strategy and plans in place for our most critical positions.

Snap One Holdings Corp. 2024 Proxy Statement	27

Compensation Philosophy and Strategy
Attracting and rewarding the best talent creates a competitive edge for us. Cultivating a “results-oriented” culture focused on advancement and retention ensures we continue to be the best place to work in our industry. Our competitive total rewards anchor on the following key programs:
•	market-competitive annual base salaries plus annual cash incentives;
•	an attractive long-term incentive compensation program in the form of equity awards for certain key positions; and
•	market-competitive retirement and healthcare benefits.
We believe high performance should be rewarded with a combination of cash and equity awards. Because we believe that diversity enhances a team’s creative ability, we strive to deliver a total rewards program that supports diversity and creates programs to ensure equitable pay.
We have designed our executive compensation program to reward our executive officers, including our Named Executive Officers, at a level consistent with our overall strategic and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly competitive technology-oriented environments in which we operate.
The Compensation Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In designing and implementing the various elements of our executive compensation program, the Compensation Committee considers market and industry practices, as well as the tax efficiency of our compensation structure and its impact on our financial condition. While the Compensation Committee considers all these factors in its deliberations, it places no formal weighting on any one factor.
The Compensation Committee reviews our executive compensation program annually. As we continue to grow, the Compensation Committee will evaluate our compensation philosophy and program objectives as circumstances require.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy, oversees our executive compensation program, and oversees the compensation of the non-employee members of our Board. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and updated as warranted. The charter is available on our Company website at investors.snapone.com/corporate-governance/governance-overview.
While the Compensation Committee determines our overall compensation philosophy and recommends the compensation of our executive officers, it considers input from its compensation consultant, as well as our CEO and our internal compensation staff, to formulate recommendations and make decisions with respect to specific compensation actions. The Compensation Committee determines and approves, or recommends to the Board the

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approval of, all decisions regarding executive compensation, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentive compensation in the form of equity awards. The Compensation Committee meets on a regularly scheduled basis and at other times as needed, and periodically reviews compensation matters with our Board.
Prior to the beginning of each fiscal year, the Compensation Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions, and decisions: (i) are properly coordinated, (ii) align with our vision, mission, values, and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the Compensation Committee makes any necessary modifications to our existing compensation program and practices, which may include adopting new plans or arrangements.
The Compensation Committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Compensation Committee reviews market trends and changes in competitive compensation practices, as described below. Based on its review and assessment, the Compensation Committee periodically recommends changes in our executive compensation program to our Board of Directors.
Setting Target Total Compensation
Typically, during fourth quarter of a fiscal year, or more frequently as warranted, the Compensation Committee reviews the annual base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, and all related performance criteria. Adjustments to a Named Executive Officer’s compensation made in connection with the Compensation Committee’s annual review are generally effective at the beginning of the following fiscal year or at the time of a promotion.
The Compensation Committee’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles or any quantitative formula to determine target pay levels for each compensation element. For 2023, the Compensation Committee reviewed each element of compensation described below and set the target total compensation opportunities of our executive officers after taking into consideration the following factors:
•	our executive compensation program objectives;
•	our performance against the financial, operational, and strategic objectives established by the Board and Compensation Committee;
•
each individual executive officer’s knowledge, skills, experience, qualifications, tenure, and scope of roles and responsibilities relative to other similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

•
prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;

Snap One Holdings Corp. 2024 Proxy Statement	29

•	our CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers;
•	our financial performance relative to our compensation and performance of our peers;
•
compensation practices of the companies in our compensation peer group and in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer.
With respect to each of our Named Executive Officers, in determining compensation, the Compensation Committee considered our compensation philosophy as described above, comparative market data and specific factors relative to each Named Executive Officer’s responsibilities and performance. We do not specifically benchmark compensation for our Named Executive Officers in terms of picking a particular percentile relative to other individuals with similar titles at peer group companies. The Compensation Committee believes that many subjective factors unique to each Named Executive Officer’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination.
Role of our CEO
Our CEO works closely with the Compensation Committee in determining the compensation of our other executive officers, including the other Named Executive Officers. Typically, our CEO, in consultation with our Chief People Officer, reviews comparative data derived from publicly available market compensation information for each of the other Named Executive Officers. The CEO then makes a recommendation to the Compensation Committee regarding compensation for the other Named Executive Officers. The Compensation Committee reviews and discusses this information and the recommendation by the CEO, and then determines a dollar-denominated amount available for allocation to salary and equity awards for each such Named Executive Officer, as it deems appropriate. The CEO also works with the Compensation Committee to recommend the structure of the annual bonus plan, and to identify and develop corporate and individual performance objectives for such plan, and to evaluate actual performance against the selected measures.
While the Compensation Committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to executive officer compensation. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount thereof for our executive officers. Moreover, no executive officer participates in the determination of the amounts or elements of his or her own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determines in its sole discretion, to assist in carrying out its responsibilities, and any such advisor reports directly to the Compensation Committee.

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In 2023, pursuant to this authority, the Compensation Committee re-engaged Korn Ferry, a national compensation consulting firm, to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Compensation Committee by Korn Ferry in 2023 were as follows:
•	provided recommendations for updating the compensation peer group;
•	provided advice with respect to compensation best practices and market trends for executive officers and members of our Board;
•	conducted an analysis of the levels of overall compensation and each element of compensation for our executive officers;
•	provided executive recruiting services to our Board; and
•	provided ad hoc advice and support throughout the year.
Representatives of Korn Ferry attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. While Korn Ferry reports to the Compensation Committee rather than to management, Korn Ferry may meet with members of management, including our CEO, Chief People Officer, and Chief Legal Officer, for purposes of gathering information on proposals that management may make to the Compensation Committee. During 2023, Korn Ferry met with various executive officers to collect data and obtain management’s perspective on various executive compensation proposals.
The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.
The Compensation Committee has assessed the independence of Korn Ferry taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the Nasdaq, and has concluded that its relationship with Korn Ferry and the work of Korn Ferry on behalf of the Compensation Committee has not raised any conflict of interest.
Competitive Positioning
Given our unique history and business, market competitors, and geographical location, the Compensation Committee believes that the competitive market for executive talent includes primarily other technology and electronics companies in related industries as well as specialty distribution companies. Accordingly, it reviews compensation from a compensation peer group that consists of a carefully selected cross-section of public companies that are in the same or related industries with revenues and market capitalizations similar to ours. This data is supplemented with executive compensation survey data representing both public and private technology companies that are of similar size.
Compensation Peer Group
As part of its deliberations, the Compensation Committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies developed by the Compensation Committee, as well as compensation survey data.

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In December 2022, the Compensation Committee, based on recommendations provided by and discussions with its compensation consultant, selected a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices. This process involved a detailed review of the pool of U.S.-based publicly traded companies, taking into consideration companies our management considered peers (applying traditional size and industry filters) and reviewing companies named as peers of similar companies.
The Compensation Committee selected the following peer group to consist of 19 publicly traded technology companies. The selected companies had revenues ranging from approximately $144 million to approximately $3,531 million, with a median of approximately $1,112 million, and market values ranging from approximately $256 million to approximately $11,879 million, with a median of approximately $1,507 million. The companies comprising the compensation peer group were as follows:
2023 Compensation Peer Group
ADTRAN Holdings, Inc.	Hayward Holdings, Inc.	SPS Commerce, Inc.
Allegion Plc	Napco Securities Technology, Inc.	SPX Corporation
Alarm.com, Inc.	Netgear, Inc.	Universal Electronics, Inc.
Arlo Technologies, Inc.	Plexus Corp.	Vishay Precision Group, Inc.
Corsair Gaming, Inc.	Scansource, Inc.	Vivint Smart Home, Inc.
ePlus, Inc.	Sonos, Inc.	VOXX International Corporation
Extreme Networks, Inc.
This compensation peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program in December 2022. Specifically, the Compensation Committee reviewed the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data from the Radford Global Technology Survey, to develop a subjective representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluated how our pay practices and executive officer compensation compared to the competitive market. As part of this evaluation, the Compensation Committee also reviewed the performance measures and performance goals generally used within the competitive market to reward performance.
The Compensation Committee believes that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. This information is only one of several factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

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Compensation Elements
The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities, and (3) long-term incentive compensation in the form of equity awards, as described below:
Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience and expertise, expected future performance and contributions
Provides competitive level of fixed compensation determined by the market value of the position, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position

Annual cash awards	Achievement of pre-established corporate performance objectives (related to adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”))	Motivate executive officers to contribute to the Company’s financial success and drive value for shareholders
Long-term incentives/equity awards
Achievement of corporate performance objectives designed to enhance long-term stockholder value and attract, retain, motivate, and reward executive officers over extended periods that are established at prior to the start of each annual performance period.
Long-term incentives/equity awards
Our executive officers, including our Named Executive Officers, also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers are eligible for post-employment (severance and change-in-control) payments and benefits under certain circumstances. Each of these compensation elements is discussed in detail below, including a description of each element and how it fits into our overall executive compensation and a discussion of the compensation amounts paid to our executive officers, including our Named Executive Officers, in 2023 under each of these elements.
Base Salary
We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable management team. Base salaries for our executive officers, including our Named Executive Officers, are also intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable across the executive team.
The Compensation Committee reviews the base salaries of our Named Executive Officers annually and makes adjustments as it determines to be necessary or appropriate based on the individual performance of the Named Executive Officer, our Company performance, any change in the Named Executive Officer’s position within our business, and/or the scope of his responsibilities and any changes thereto and/or comparative market data.
In December 2022, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis performed by its compensation

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consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the Compensation Committee determined to adjust the base salaries of our executive officers, including our Named Executive Officers, to levels it believed were appropriate to maintain their competitiveness. The base salaries of our Named Executive Officers for 2023 were as follows:
Named Executive Officer	2022 Base Salary ($)	2023 Base Salary ($) (1)	Percentage Adjustment
Mr. Heyman	$735,000	$735,000	0.0%
Mr. Carlet	$400,000	$415,000	3.8%
Mr. Hess	$375,000	$385,000	2.7%
(1)	These base salary increases were effective January 1, 2023.
The exact salary amounts paid to our Named Executive Officers during 2023 are set forth in this Proxy Statement in the “Summary Compensation Table” below.
Annual Cash Bonuses
The Named Executive Officers and other officers and senior managers determined by the Compensation Committee are eligible to receive annual cash incentive bonuses under the 2023 Annual Incentive Plan. We use annual cash incentive bonuses to motivate our bonus-eligible employees, including our Named Executive Officers, to drive continuous improvement year over year and enhance shareholder value, focusing on our short-term financial and operational objectives. Consistent with our compensation philosophy, these annual incentive bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our bonus-eligible employees. Annual cash bonuses are entirely Company performance based, are not guaranteed, and may vary materially from year to year.
Typically, the Compensation Committee establishes cash incentive bonus opportunities pursuant to a formal cash bonus plan that rewards our bonus-eligible employees based on the achievement of different measures of our corporate performance over our fiscal year. The cash incentive bonus plan is designed to pay above-target bonuses when we exceed our annual corporate objectives and below-target bonuses when we do not achieve these objectives (so long as more than the threshold level of performance is achieved, as no bonus will be paid if such performance threshold is not exceeded).
In February 2023, the Compensation Committee determined to award cash incentive bonus opportunities to our bonus-eligible employees, including our Named Executive Officers, pursuant to the cash bonus plan for 2023 (the “2023 Annual Incentive Plan”). Under the 2023 Annual Incentive Plan, the Compensation Committee had the authority to select the performance measures and related target levels applicable to the annual cash bonus opportunities for our plan participants. The performance measures involving our financial results could be determined in accordance with generally accepted accounting principles in the United States (“GAAP”), or such financial results could consist of non-GAAP financial measures, and any actual results were subject to adjustment by the Compensation Committee for one-time items or unbudgeted or unexpected items when determining actual performance against the target levels for the performance measures.

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The Compensation Committee retained the right to, in its sole discretion, amend or change Company performance targets under the 2023 Annual Incentive Plan to adjust for unusual or one-time changes to the business, such as the Company’s merger and acquisition activity; no such adjustments were made in 2023.
Target Annual Cash Bonus Opportunities
The target annual cash bonus opportunities for each of our Named Executive Officers under the 2023 Annual Incentive Plan, expressed as a percentage of his annual base salary, were as follows:
Named Executive Officer	Annual Base Salary ($)	Target Annual Cash Bonus Opportunity (% of Annual Base Salary)	Target Annual Cash Bonus Opportunity ($)
Mr. Heyman	$735,000	125%	$918,750
Mr. Carlet	$415,000	80%	$332,000
Mr. Hess	$385,000	80%	$308,000
The performance measure used for determining payouts against the target opportunity under the 2023 Annual Incentive Plan for all plan participants, including our Named Executive Officers, was the Company’s adjusted earnings before interest, taxes, depreciation, and amortization as approved by the Board and reported in the Company’s 2023 financial reports filed with the SEC (“Adjusted EBITDA”). (Adjusted EBITDA is a non-GAAP financial measure which is reconciled to Net Loss in the Appendix to this Proxy Statement.) The Compensation Committee determined this measure to be appropriate to focus our bonus-eligible employees, including our Named Executive Officers, on our short-term financial objectives as reflected in our annual operating plan while, at the same time, recognizing their contributions to the achievement of this objective and setting the expectation that they successfully execute their individual roles and responsibilities. The Compensation Committee and the Board have the discretion to decrease any Named Executive Officer’s bonus compensation based on the Board’s or the Compensation Committee’s assessment of such Named Executive Officer’s individual performance during the year.
Corporate Performance Objectives
Corporate Performance Metric (in $millions)	Minimum Threshold	Target	Maximum	Payout at the Minimum Threshold	Payout at the Target	Payout at the Maximum Threshold
2023 Company Adjusted EBITDA	$100.8M	$126.0M	$153.0M	0%	100%	200%
The payout scales for each performance metric were calibrated to payout 100% of the Target Annual Cash Bonus Opportunity at the Target achievement level. For results between the Minimum Threshold and the Target, payout percentages are calculated using linear interpolation from the minimum percent noted in the table above up to the Target of 100%. Adjusted EBITDA attainment of the Maximum will result in a 200% payout of employees’ individual bonus targets. After the Target is achieved, the Company will contribute 39.6% of every additional dollar of pre-bonus Adjusted EBITDA to a pool that will be used to fund additional payments above the Target amount (the “Overachievement Bonus Pool”). The Overachievement Bonus Pool will be funded up to the Maximum Threshold which is an amount equal to a 200% payout of all bonus-eligible employees’ individual bonus targets.

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For results at or below the Minimum Threshold, the payout percentage for that performance metric would be 0%. For results at or above the Maximum Threshold, the payout percentage for that performance metric would be capped at 200%.
2023 Performance Results and Bonus Decisions
On March 5, 2024, the Compensation Committee determined that our actual achievement with respect to the Company performance criteria for purposes of the 2023 Annual Incentive Plan was as follows:
Adjusted EBITDA Target Level (in $ millions)	Adjusted EBITDA Actual Result (in $ millions)	Payout Percentage for Adjusted EBITDA Achievement (% of payout for target level of performance)
$126M	$117.2M	65.1%
Based this determination, the Compensation Committee approved bonus payments as follows for our Named Executive Officers:
Named Executive Officer	Target Annual Cash Bonus Opportunity ($)	Actual Annual Cash Bonus Payment ($)
Mr. Heyman	$735,000	$598,106
Mr. Carlet	$415,000	$216,132
Mr. Hess	$385,000	$200,508
The annual cash awards paid to our Named Executive Officers for 2023 are included in the “2023 Summary Compensation Table” below.
Long-Term Incentive Compensation
We deliver long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of our common stock. At the time of our IPO in 2021, we converted previously granted equity into restricted stock awards (“RSA”) that become unrestricted shares of common stock as the time-based or performance-based restrictions lapse and we also issued options intended to preserve the upside of such previously granted equity that would otherwise have been lost as a result of such equity conversion. Subsequent to our IPO, pursuant to our 2021 Equity Incentive Plan, the Compensation Committee has decided to award our executive officers a mix of performance stock unit (“PSU”) awards that may be earned, vest, and settled for shares of our common stock and restricted stock unit (“RSU”) awards that may vest and be settled for shares of our common stock.
We believe PSU awards serve as an effective source of motivation to our executive officers to drive our financial performance. In addition, PSU awards provide a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve long-term financial and strategic objectives.

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We further believe RSU awards provide a reward for growth in the value of our common stock and are less dilutive than stock options to our stockholders. Since their value increases with any increase in the value of the underlying shares, RSU awards provide an incentive to generate sustained lasting increases in the value of our stock over the long term. Unlike stock options, however, RSU awards have real economic value when they vest even if the market price of our common stock declines or stays flat, thus delivering more predictable value to our executive officers. In addition, because they are subject to a multi-year vesting requirement, RSU awards serve our retention objectives since our executive officers must remain continuously employed by us through the applicable vesting dates to fully earn these awards.
The Compensation Committee views equity awards, whether the awards are subject to time-based vesting requirements or are to be earned based on the attainment of specific performance objectives, as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the shares of our common stock underlying these awards are ever earned. The Compensation Committee further believes these awards enable us to attract and retain key talent in our industry and aligns our executive officers’ interests with the long-term interests of our stockholders.
Generally, in determining the size of the equity awards granted to our executive officers, the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, will have on stockholder value.
On February 15, 2023, our Board of Directors approved equity awards for our executive officers, including our Named Executive Officers. In determining the amount of each executive officer’s equity award, our Board considered the recommendations of the Compensation Committee, which had been formulated after taking into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described above. The Compensation Committee also considered the existing equity holdings of each executive officer, including the current economic value of their unvested equity awards and the ability of these unvested holdings to satisfy our retention objectives.
These equity awards consisted of both PSUs and RSUs. The RSUs and PSUs awarded to our Named Executive Officers for 2023 were as follows:
Named Executive Officer	Performance Stock Unit Awards (target number of shares)	Restricted Stock Unit Awards (number of shares)	Aggregate Annual Award Value ($)
Mr. Heyman	290,446	201,836	$5,567,709
Mr. Carlet	70,565	70,565	$1,596,180
Mr. Hess	57,604	65,669	$1,394,218
The number of shares subject to each award was calculated based on the average of Snap One closing prices during the month of January 2023, $8.68. The award date was February 15th, 2023, which was the date used to calculate the value of the shares in the table above, $11.31.

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RSU Awards
The RSU awards granted to our executive officers, including the Named Executive Officers, on February 15, 2023 were subject to a time-based vesting requirement providing that these awards are to vest as follows: 25% of the RSUs vest on the first anniversary of the Vesting Commencement Date, and an additional 1/16th of the RSUs vest quarterly thereafter, assuming the continued service of the executive officers on each such vesting date. Each RSU represents a contingent right to receive one share of our common stock upon vesting.
2023 PSU Awards
In 2023, the Compensation Committee awarded PSUs with three separate Performance Periods, as defined below, each corresponding to a fiscal year of the Company: 2023, 2024 and 2025 (the “2023 PSUs”). The percentage of 2023 PSUs earned with respect to one-third of the 2023 PSUs will be determined based on the Company’s performance in the 2023 Performance Period, the percentage of 2023 PSUs earned with respect to one-third of the 2023 PSUs will be determined based on the Company’s performance in the 2024 Performance Period, and the percentage of 2023 PSUs earned with respect to one-third of the 2023 PSUs will be determined based on the Company’s performance in the 2025 Performance Period.
The number of 2023 PSUs awarded to each of our Named Executive Officers (as set forth in the table above) represents the target number of units subject to each award across all the Performance Periods. The number of units our Named Executive Officers can earn is based on the Company’s level of achievement of certain performance metrics regarding the Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Employee Engagement as defined below (each a “Performance Metric”):
•
“Adjusted EBITDA” means net income/loss, plus interest expense, net income tax benefit, depreciation and amortization, further adjusted to exclude equity-based compensation, acquisition-related and integration-related costs, initial public offering costs and certain other non-recurring, non-core, infrequent or unusual charges (as determined by the Company). A reconciliation of the Company’s 2023 Net Loss to Adjusted EBITDA is provided at in the Reconciliation Table in the Appendix of this Proxy Statement.

•	“Adjusted EBITDA Margin” means a profitability ratio of Adjusted EBITDA, as a percentage of the Company’s Net Sales.
•
“Employee Engagement” means the level of the employee engagement (as determined by the Compensation Committee or its designee in its sole discretion), as calculated from the responses of the Company’s employees below the level of director to the questions in a pulse survey designed to measure employee engagement administered in the fourth quarter of the applicable Performance Period (or if no survey is conducted in the fourth quarter, the survey closest to this time) by the Company’s third-party human resources survey provider.

In February 2023, the Board approved and the specified levels of attainment of each Performance Metric for the 2023 Performance Period, but the specified levels of attainment of the Performance Metrics for the 2024 and 2025 Performance Periods will be determined by the Compensation Committee no later than 90 days following commencement of the applicable Performance Period.

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The achievement for the 2023 Performance Period is the weighted average of three results (20% Adjusted EBITDA Margin, 70% Adjusted EBITDA, and 10% Employee Engagement) based on the performance thresholds listed in the table below:
Corporate Performance Metric	Weight	Minimum Threshold – 0% earned	50% earned	Target – 100% earned	150% earned	Cap – 200% earned
2023 Adjusted EBITDA Margin	20%	10.0%	10.5%	11.0%	11.5%	12.0%
2023 Adjusted EBITDA	70%	$100.8M	$113.4M	$126M	$139.5M	$153M
Employee Engagement (Below Director)	10%	Below 70%	70%	80%	85%	90%
The number of units to be earned by a Named Executive Officer is determined as follows:
1)	The earned percentage in respect of Employee Engagement will be 0% for an Employee Engagement score below 70%.
2)
Except as provided in note 1), for each metric, (A) for attainment that falls between the Minimum Threshold and Target, the earned percentage will be determined by linear interpolation between the Minimum Threshold earned percentage and the Target earned percentage and (B) for attainment that falls between the Target and Cap levels, the earned percentage will be determined by linear interpolation between the Target earned percentage and Cap earned percentage.

3)
The percentage of 2023 PSUs earned for the 2023 Performance Period will not exceed 200% of the Target level, regardless of the degree of attainment of the Performance Metrics, and attainment in excess of the Maximum level for a performance metric results in an earned percentage corresponding to the Maximum level for such performance metric (for example, if the Company attains AEBITDA in excess of $153.0 million, the earned percentage in respect of AEBITDA will be capped at 200%).

For clarity, the calculations above are not cumulative, and the maximum achievement for each metric is 200% of the target award units.
Each unit granted pursuant to the 2023 PSU awards represents a contingent right to receive one share of our common stock for each unit that vests during the vesting period.

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Earning of 2023 PSU Awards for the 2023 Performance Period
On March 5, 2024, the Compensation Committee determined that our actual achievement with respect to the Company performance criteria for the Performance Period for the 2023 PSU was as follows:
Adjusted EBITDA Margin Target Level	Adjusted EBITDA Margin Actual Result	Payout Percentage for EBITDA Margin (% of payout for target level of performance)	Adjusted EBITDA Target Level (in $ millions)	Adjusted EBITDA Actual Result (in $ millions)	Payout Percentage for Adjusted EBITDA Achievement (% of payout for target level of performance)	Engagement Target (%)	Engagement Actual Result (%)	Payout Percentage for Engagement (% of payout for target level of performance)
11%	11%	100%	$126.0M	$117.2M	65.1%	80%	81%	110%
The Compensation Committee determined that, based on our actual performance with respect to the above metrics, PSU awards related to the 2023 Performance Period were earned at 76.6% of the target level, with each Named Executive Officer earning the number of PSU awards set forth next to his name in the following table. Such earned PSU awards will vest and be settled for the number of shares of our common stock set forth next to each Named Executive Officer’s name on the dates shown in the table below, assuming the continued service of such Named Executive Officer on such vesting date:
Named Executive Officer	Earned PSU awards (number of units)	Units Settled for Shares of Our Common Stock 3/11/2024
Mr. Heyman	74,162	74,162
Mr. Carlet	18,018	18,018
Mr. Hess	14,709	14,709
Each Named Executive Officer was required to be in continuous service with us as of March 11, 2024, in order for his PSUs to become earned. If their service terminated for any reason prior to March 11, 2024, all PSUs would be forfeited, unless accelerated or extended pursuant to a covered termination as described in the Executive Employment Agreements or the Post-Employment Compensation - Retirement Provisions, each as described further in this Compensation Discussion and Analysis below.
The equity awards granted to our Named Executive Officers in 2023 are set forth in this Proxy Statement in the “Summary Compensation Table” below.
Section 401(k) Plan
We maintain a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code (“Code”) for our employees aged 21 or older, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service. The plan provides them with an opportunity to contribute a portion of their annual earnings, up to the limits set by the Code, for retirement on a pre-tax or after-tax (Roth) basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the plan. In addition, all contributions are deductible by us when made.

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We make matching contributions to participating employees’ plan accounts equal to 100% of the first 3% of earnings that an employee elects to contribute, plus 50% of the next 3% of earnings that an employee elects to contribute, limited to the maximum annual amount as established by the Internal Revenue Service. Matching contributions are 100% vested when made.
We do not offer our employees a non-qualified deferred compensation plan or a defined benefit, pension, or similar plan.
Health and Welfare Benefits
We provide other benefits to our executive officers, including our Named Executive Officers, on the same basis as all our employees. These benefits include medical, dental, and vision insurance, disability insurance, life insurance, accidental death and dismemberment insurance, and health savings accounts and health and dependent care flexible spending accounts. We also provide vacation and other paid holidays to all employees, including our executive officers.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market, and our employees’ needs.
Perquisites and Other Personal Benefits
Except as described below, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
Under our Executive Product Beta Program, as a benefit and in order to provide improved developmental feedback on our solutions, our executive officers at the level of Executive Vice President and above who install and use our products in their primary residence are eligible to receive up to $25,000 in such products, valued at our cost, without charge, and we will reimburse the executive officer for up to $40,000 in integrator services and other costs. In addition, each year thereafter the executive officer is eligible to receive our beta products as available up to $7,500 in new products, valued at our cost, without charge, and we will reimburse the executive officer for up to $12,000 in integrator services and other costs; provided that every 5th year an executive officer participates in this program such executive officer may receive up to $15,000 in new products valued at our cost, without charge, and we will reimburse the executive officer for up to $25,000 to refresh the project. Upon an executive officer’s termination of employment, such executive officer is required to return or purchase at fair market value any product provided under this program in the twenty-four months prior to such termination of employment.
In addition, pursuant to his employment agreement, we are required to reimburse our CEO for his pro rata share of the maintenance and storage costs of a private airplane in which he owns a 25% interest and for the reasonable costs of travel on such airplane for business purposes and travel between his residence and our executive offices, up to an annual maximum of $250,000. There have been no such costs for fiscal year 2023.
In the future, we may provide perquisites or other personal benefits to our executive officers in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment,

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motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Executive Employment Arrangements
During 2023, we executed new employment agreements with each of our Named Executive Officers. For details regarding these arrangements, see “Summary Compensation Table — Executive Employments Agreements” herein.
Each of these Executive Employment Agreements provides for severance payments and benefits in the event of the termination of the Named Executive Officer’s employment under certain circumstances, as described below the section entitled “Post-Employment Compensation” in this Compensation Discussion and Analysis.
Post-Employment Compensation
Each of our Named Executive Officer’s current employment arrangements includes provisions pursuant to which they are eligible to receive certain post-employment compensation payments and benefits in the event their employment is terminated. These provisions are further described herein under “Termination and Change in Control Provisions — Severance.”
We do not reimburse our executives for excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our Named Executive Officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our Named Executive Officers. We do believe, however, these arrangements are necessary to offer compensation packages that are competitive.
Retirement Provisions
In September 2022, our Board adopted retirement guidelines for eligible employees, including our Named Executive Officers, who become eligible to retire at age 62 so long as: (i) they have been employed by us (inclusive of companies that we have acquired) for at least 10 years and remain in good standing with us and (ii) they give us at least six months’ written notice prior to their retirement date (a “Qualified Retirement”). As of the date hereof, none of the Named Executive Officers have met the conditions set forth in the definition of Qualified Retirement. Upon a Qualified Retirement, the eligible employee’s outstanding equity awards that were granted after November 1, 2022 and prior to the effective date of retirement may continue to vest in accordance with the following guidelines:
•	RSU awards and RSA awards will continue to vest in accordance with their respective vesting schedules as set forth in the applicable award agreement.
•
PSU awards related to Performance Periods that have already been completed by the retirement date will continue to vest in the amounts specified by the performance conditions achieved in accordance with the vesting schedule set forth in the applicable award agreement.

•
PSU awards related to Performance Periods that are ongoing at the time of the retirement date will be eligible to vest on a pro rata basis, so that the number of PSU awards that may vest will equal: (i) the total PSUs achieved in accordance with the actual achievement of the performance conditions multiplied by (ii) a

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percentage equal to the number of days the retiree was employed during the award’s applicable performance period divided by the total number of days in the award’s applicable performance period. The pro-rata number of PSUs calculated in accordance with the preceding sentence will vest in accordance with the vesting schedule set forth in the applicable award agreement.
•	PSU awards related to Performance Periods commencing after the date of retirement will expire.
•	“Performance Period” means the specific period of time during which a performance condition, or collection of related performance conditions, specified in applicable award agreement is measured.
Notwithstanding the above, Mr. Heyman’s employment agreement specifies that the retirement guidelines will not apply to equity awards held by Mr. Heyman until January 1, 2028.
Acceleration of Vesting upon Death or Disability
In February 2023, the Board amended its 2021 Equity Incentive Plan so that the vesting of all of a participant’s unvested equity awards issued pursuant to the 2021 Equity Incentive Plan will automatically accelerate upon death or Disability (as defined in the 2021 Equity Incentive Plan) of the participant.
For a summary of the material terms and conditions of the severance provisions, see “Termination and Change in Control Provisions” below.
Non-Interference Agreements
Each of our Named Executive Officers has entered into separate non-interference agreements, which subject them to the following restrictive covenants that apply during the terms of their employment and for one year thereafter: non-competition, employee and consultant non-solicitation, employee no-hire, and non-interference covenants (with the last such covenant prohibiting interference with the relationship between the Company and its business relations, such as current or prospective clients, customers, licensees, suppliers, and vendors). These non-interference agreements also include perpetual confidentiality, non-disparagement, and assignment of intellectual property covenants.

Snap One Holdings Corp. 2024 Proxy Statement	43

Other Compensation Policies
Stock Ownership Policy
In 2021, our Board adopted mandatory stock ownership guidelines for our CEO, other executive officers and Non-Employee Directors receiving compensation for their services as a director (“Guideline Participants”). These guidelines are intended to align the interests of our Guideline Participants with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in the Company.
These guidelines are based on the individual holding shares of our common stock with a value equal to a multiple of his or her annual base salary or annual cash retainer, as follows:
Leadership Position	Market Value of Shares
Chief Executive Officer	6x annual base salary
Executive Direct Reports of our CEO	3x annual base salary
Other Executive Vice Presidents	1.5x annual base salary
Non-Employee Directors	5x annual cash retainer (excluding any committee retainers)
For purposes of this calculation, stock ownership includes: (i) vested and unvested shares of common stock owned directly, including restricted shares and shares deliverable upon settlement of restricted or unrestricted stock units, excluding restricted shares or restricted stock units that remain subject to achievement of performance goals, such as performance share units; and (ii) shares of our common stock owned indirectly if the Guideline Participant has an economic interest in the shares (which includes shares beneficially owned for purposes of the Exchange Act). Stock ownership does not include shares underlying stock options, except to the extent expressly provided in the guidelines. Each Guideline Participant is expected to satisfy these stock guidelines within five years of becoming subject to the guidelines, and the Named Executive Officers are already meeting these guidelines.
At any time when a Guideline Participant has not met the stock ownership guidelines applicable to such Guideline Participant as set forth above, such participant will be expected to retain not less than 50% of the “net shares” they receive from equity-based awards granted by us upon vesting or exercise.
Compensation Recovery Policy
Snap One adopted a formal compensation recovery (“clawback”) policy called the Incentive Compensation Clawback Policy. For purposes of this policy, “incentive compensation” means annual performance bonuses and long-term incentive awards (in each case, including but not limited to cash, stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units, or other equity-based awards) paid, granted, vested, settled, or accrued.
Pursuant to our Incentive Compensation Clawback Policy, if the Compensation Committee determines, in its discretion, that incentive compensation of a current or former officer (“Covered Employee”) was overpaid as a result of a restatement of the Company’s reported financial results due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or law) caused by the Covered Employee’s fraud, willful misconduct, or gross negligence, the Compensation Committee will review the incentive compensation paid based on the prior inaccurate results. Then, to the extent practicable, the Compensation Committee will

44	snapone.com

determine whether to seek to recover or cancel the difference between: (i) any incentive compensation paid or granted based on the belief that the Company had met or exceeded performance targets that would not have been met had the financial information been accurate, and (ii) the incentive compensation in which the Covered Employee would have been paid based on the accurate financial information or restated results, as applicable.
In November 2023, our Board adopted an additional Nasdaq-Compliant Incentive Compensation Clawback Policy that meets the Nasdaq standard that complies with Exchange Act Rule 10D-1. This policy includes the mandatory clawback of overpayment of incentive-based compensation, regardless of executive knowledge or misconduct, where we are required to prepare an accounting restatement that corrects a material error in previously issued financial statements or would result in a material misstatement if the error was corrected in the current period or left uncorrected.
Executive Officer Biographies
Named Executive Officers
Our principal executive officer and our two other most highly compensated executive officers as of December 29, 2023 for services rendered for fiscal year 2023, our Named Executive Officers, include John Heyman, Chief Executive Officer; Michael Carlet, Chief Financial Officer; and GPaul Hess, Chief Product Officer.
John Heyman	Mike Carlet	GPaul Hess

Chief Executive Officer	Chief Finance Officer	Chief Product Officer
John Heyman, Chief Executive Officer, Director, 62
See Mr. Heyman’s full biography in the “Governance — Board of Directors” section above.
Michael Carlet, Chief Financial Officer, 56
Michael Carlet has served as our Chief Financial Officer since 2014. Prior to joining Snap One, Mr. Carlet served as Chief Operating Officer and Chief Financial Officer of the automotive division of Sears Holdings from 2013 to 2014. Prior to Sears, Mr. Carlet spent over 15 years with Driven Brands, Inc., the parent company of Meineke Car Care Centers, Inc., Maaco Franchising, Inc. and other automotive franchise brands, where he served as Chief Financial Officer from 2002 to 2013 and as Controller from 1997 to 2000. He began his career in public accounting with Ernst & Young Global Ltd. Mr. Carlet received his BA in Accounting from the Catholic University of America, and his MBA from Wake Forest University School of Business.

Snap One Holdings Corp. 2024 Proxy Statement	45

GPaul Hess, Chief Product Officer, 50
GPaul Hess has served as our Chief Product Officer since November 2020, and has held senior positions in product development, product management and marketing since joining Snap One in 2010. Prior to Snap One, Mr. Hess held regional and national sales roles for ELAN Home Systems, now part of Nice S.p.A., a residential control and audio-video manufacturer, from 2003 to 2010. Prior to ELAN, Mr. Hess worked in audiovisual retail sales before transitioning to co-ownership of a smart-home dealership focused on upscale and estate smart-home projects. Mr. Hess received his BS in Business Administration and International Marketing from the University of Louisville.
Other Executive Officers
Kathleen Creech	Jeff Dungan	JD Ellis	Ryan Marsh

Chief People Officer	Chief Operations Officer	Chief Legal Officer	Chief Revenue Officer
Kathleen Creech, Chief People Officer, 54
Kathleen Creech joined Snap One in July 2021 as the Chief People Officer where she leads the design and delivery of Snap One’s people strategy. Prior to joining Snap One, Ms. Creech was Chief People Officer at Manhattan Associates, Inc. from July 2018 to July 2021 and held various HR leadership roles at NCR Corporation from 2012 to 2018, both B2B technology companies. Prior to NCR Corporation, from 2001-2011, Ms. Creech served as an Actuarial Consultant with Northern Trust Retirement Consulting LLC and from 2001-2011 was a Senior Consultant with Willis Towers Watson US LLC. Ms. Creech has a BA in Mathematics from Vanderbilt University.
Jefferson Dungan, Chief Operations Officer, 54
Jefferson Dungan has served as our Chief Operations Officer since August 2019. Prior to joining Snap One, Mr. Dungan held senior leadership positions at Control4 Corporation, including roles in business development, M&A, product marketing, and IT beginning in 2006, most recently serving as Senior Vice President, Operations and Business development until August 2019. Prior to Control4, Mr. Dungan served as the Senior Director at BEA Systems, Inc. and held senior leadership roles at Hewlett-Packard and Celestica, Inc. Mr. Dungan received his BS in Computer and Electrical Engineering from Colorado State University.
JD Ellis, Chief Legal Officer, 44
JD Ellis has served as our Chief Legal Officer since August 2019 and led our Human Resources department from February 2020 to June 2021. Prior to joining Snap One, Mr. Ellis worked at Control4 Corporation from 2010 to August 2019, including as General Counsel and head of Human Resources from April 2018 to August 2019 and as Associate General Counsel from 2010 to March 2018. Prior to Control4, Mr. Ellis served as in-house legal counsel to Ivanti (formerly LANDesk Software) from 2007 through the company’s acquisition by Emerson Electric Co. in 2010. Mr. Ellis received his BS in Economics from Brigham Young University and his JD from Georgetown University.

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Ryan Marsh, Chief Revenue Officer, 47
Ryan Marsh has served as our Chief Revenue Officer since December 2023, and was the Executive VP of Global Sales for Snap One from June 2020 to December 2023. Mr. Marsh was the Chief Growth and Innovation Officer for American Tire Distributors from September 2017 to June 2019, held senior leadership roles include being Senior Vice President at Red Ventures from 2014 to June 2017. Prior to Red Ventures, Mr. Marsh held senior sales roles at The Coca-Cola Company from 2010 to 2013, and was an Engagement Manager at McKinsey & Company from 2006-2009. Mr. Marsh received his BS in Business from Wake Forest University, and his MBA from the University of North Carolina at Chapel Hill.

Snap One Holdings Corp. 2024 Proxy Statement	47

Summary Compensation Table
The following table provides summary information concerning compensation earned by NEOs for services rendered in the fiscal year 2023, ended December 29, 2023, and fiscal year 2022.
2023 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation [3]	All Other Compensation ($)[4]	Total ($)
John Heyman	2023	$735,000	$5,567,709	$598,106	$64,024	$6,964,840
Chief Executive Officer	2022	$735,000	$3,732,027	$305,025	$75,823	$4,847,874
Michael Carlet	2023	$415,000	$1,596,180	$216,132	$20,971	$2,248,283
Chief Financial Officer	2022	$400,000	$1,175,877	$124,500	$29,511	$1,729,888
GPaul Hess	2023	$385,000	$1,394,218	$200,508	$33,834	$2,013,560
Chief Product Officer
[1]	The amounts reported represent the NEO’s base salary earned during the applicable fiscal year.
[2]
This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for RSUs and the award date fair value for PSUs, and not the amount that will ultimately be realized by the Named Executive Officer once such awards are earned and vested. The award date fair value of the PSUs was calculated based on the Company’s closing stock price on the award date and assumes that all PSUs based on the target level of performance will be earned during the term of the award.

[3]	The amounts reported in this column represent the bonus amount earned by the Named Executive Officer under the Company’s Annual Incentive Plan for the applicable fiscal year.
[4]
For Mr. Heyman, amounts reported include Additional Payments in lieu of TRA participation as described herein, matching contributions to the Company’s 401(k) plan, reimbursement for equipment, integrator services and other costs in connection with the installation of Company products in his primary residence; for Mr. Carlet, amounts reported include Additional Payments in lieu of TRA participation as described herein, and matching contributions to the Company’s 401(k) plan. For Mr. Hess amounts reported include Additional Payments in lieu of TRA participation as described herein, matching contributions to the Company’s 401(k) plan, and reimbursement for equipment, integrator services, and other costs in connection with the installation of Company products in his primary residence.

Certain pre-IPO owners, including the Named Executive Officers, received cash payments for their interest in lieu of their participation in the Tax Receivable Agreement (“TRA”) that we entered into with certain of our pre-IPO owners in connection with the IPO. These cash payments have been included as compensation expense. See further description of the TRA herein under “Related Party Agreements and Transactions — Tax Receivable Agreement.”

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Executive Employment Agreements
In July 2023, the Board approved and our executive officers, including our Named Executive Officers, entered into employment agreements outlining the terms of their continued employment.
John Heyman Employment Agreement
We entered into an employment agreement with Mr. Heyman pursuant to which Mr. Heyman serves as our Chief Executive Officer, reporting to our Board. Mr. Heyman’s agreement provides for a base salary fixed by our Board of $735,000 and eligibility to receive an annual bonus under the Company’s Annual Incentive Plan, as determined at the sole discretion of our Board. Mr. Heyman’s employment agreement provided for a target annual bonus opportunity equal to 125% of base salary. For additional information with respect to Mr. Heyman’s annual bonus opportunity for 2023, see “Annual Cash Bonuses” in the Compensation Discussion and Analysis herein. Mr. Heyman’s employment agreement also provides that Mr. Heyman is entitled to be reimbursed for his pro rata share of the maintenance and storage costs of a private airplane used for business travel between his residence and the Company’s executive offices, subject to an annual cap of $250,000. See “Perquisites and Other Benefits” in the Compensation Discussion and Analysis for additional details on Mr. Heyman’s perquisites. Mr. Heyman’s agreement provides for severance benefits in the event of termination of his employment in certain cases, as described below under “Termination and Change in Control Provisions — Severance.”
Michael Carlet Employment Agreement
We entered into an employment agreement with Mr. Carlet pursuant to which Mr. Carlet serves as our Chief Financial Officer. Mr. Carlet’s agreement provides for a base salary fixed by our Board of $415,000 with eligibility to receive an annual bonus with an initial target bonus opportunity of 80% of base salary subject to change each year based on Board discretion. For additional information with respect to Mr. Carlet’s annual bonus opportunity for 2023, see “Annual Cash Bonuses” in the Compensation Discussion and Analysis. Mr. Carlet’s agreement also provides for severance benefits in the event of termination of his employment under certain circumstances, as described below under “Termination and Change in Control Provisions — Severance.”
GPaul Hess Employment Agreement
We entered into an employment agreement with Mr. Hess pursuant to which Mr. Hess serves as our Chief Product Officer. Mr. Hess’ agreement provides for a base salary fixed by our Board of $385,000 with eligibility to receive an annual bonus with an initial target bonus opportunity of 80% of base salary subject to change each year based on Board discretion. For additional information with respect to Mr. Hess’ annual bonus opportunity for 2023, see “Annual Cash Bonuses” in the Compensation Discussion and Analysis. Mr. Hess’ agreement also provides for severance benefits in the event of termination of his employment under certain circumstances, as described below under “Termination and Change in Control Provisions — Severance.”
Non-Interference Agreements
Each of Messrs. Heyman, Carlet, and Hess also entered into separate non-interference agreements, the material terms and conditions of which are summarized in the Compensation Discussion and Analysis above under the heading “Compensation Philosophy and Strategy — Non-Interference Agreements.”

Snap One Holdings Corp. 2024 Proxy Statement	49

Outstanding Equity Awards Table
The following table provides information regarding outstanding equity awards made to our Named Executive Officers as of the end of fiscal year 2023.
		Option Awards					Stock Awards
Name	Grant Date	Number of Shares underlying unexercised options (#) unexercisable	Number of Shares underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Shares underlying unearned options (#)	Option exercise Price ($)	Options expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Notes
John Heyman, CEO	10/23/2017	—	—	—	—	—	—	—	395,916	$3,527,612	[1]
	8/28/2019	—	—	—	—	—	5,492	$48,934	—	—	[2]
	8/28/2019	—	—	—	—	—	—	—	19,395	$172,809	[1]
	7/27/2021	—	721,223	—	$18	10/23/2027	—	—	—	—	[3]
	7/27/2021	19,460	77,840		$18	8/1/2029	—	—	—	—	[3]
	7/27/2021	—	—	506,121	$18	10/23/2027	—	—	—	—	[4]
	7/27/2021	—	—	68,728	$18	8/1/2029	—	—	—	—	[4]
	2/15/2022	—	—	—	—	—	51,303	$457,110	—	—	[5]
	2/15/2022	—	—	—	—	—	—	—	31,011	$276,308	[5]
	2/15/2023	—	—	—	—	—	201,836	$1,798,359			[6]
	2/15/2023	—	—	—	—	—	—	—	290,446	$2,587,874	[6]

Mike Carlet, CFO	10/23/2017	—	—	—	—	—	—	—	118,775	$1,058,285	[1]
	8/28/2019	—	—	—	—	—	2,180	$19,424			[2]
	8/28/2019	—	—	—	—	—	—	—	10,896	$97,083	[1]
	7/27/2021	—	221,429	—	$18	10/23/2027	—	—	—	—	[3]
	7/27/2021	7,723	30,889	—	$18	8/1/2029	—	—	—	—	[3]
	7/27/2021	—	—	151,837	$18	10/23/2027	—	—	—	—	[4]
	7/27/2021	—	—	38,612	$18	8/1/2029	—	—	—	—	[4]
	2/15/2022	—	—	—	—	—	16,164	$144,021	—		[5]
	2/15/2022	—	—	—	—	—	—	—	9,771	$87,060	[5]
	2/15/2023	—	—	—	—	—	70,565	$628,734	—	—	[6]
	2/15/2023	—	—	—	—	—	—	—	70,565	$628,734	[6]

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		Option Awards					Stock Awards
Name	Grant Date	Number of Shares underlying unexercised options (#) unexercisable	Number of Shares underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Shares underlying unearned options (#)	Option exercise Price ($)	Options expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Notes
GPaul Hess, CPO	10/23/2017						—	—	59,388	$529,147	[1]
	10/23/2017	—	—	—	—	—	1,692	$15,076	—	—	[2]
	7/27/2021	—	126,532	—	$18	10/23/2027	—	—	—	—	[3]
	7/27/2021	18,111	27,167	—	$18	11/30/2030	—	—	—	—	[3]
	7/27/2021	—	—	75,919	$18	10/23/2027	—	—	—	—	[4]
	2/15/2022	—	—	—	—	—	13,777	$122,753	—	—	[5]
	2/15/2022	—	—	—	—	—	—	—	8,323	$74,158	[5]
	2/15/2023	—	—	—	—	—	57,604	$513,252	—	—	[6]
	2/15/2023	—	—	—	—	—	8,065	$71,859	—	—	[6]
	2/15/2023	—	—	—	—	—	—	—	57,604	$513,252	[6]

[1]
These rows represent shares of restricted stock that were issued in connection with the IPO in replacement of former Class B-2 Units of Crackle Holdings, L.P. (“Holdings” or our “Former Parent”), our former parent company. The Grant Date listed is the date the original award was made; the issuance of restricted stock occurred on July 27, 2021. Prior to the Equity Conversion, Class B-2 Units vested based upon the satisfaction of an explicit service period and a market condition. The shares of restricted stock issued in replacement of the Class B-2 Units vest based upon achievement of one or more of: (i) a total return hurdle, (ii) an average return hurdle and/or (iii) a volume weighted average price hurdle, which are substantially the same as the previous market-condition vesting criteria of the Class B-2 Units (discussed below). Although the restricted stock that replaced the Class B-2 Units does not contain an explicit service condition, the vesting is subject to continued employment and the restricted stock will be forfeited if these hurdles, which include both market and performance conditions, are not achieved on or prior to February 4, 2024 and on February 4, 2024, all such restricted shares received in respect of Class B-2 Units were forfeited for no consideration. Dollar amounts in the adjacent column represent the value of the shares of restricted stock received in replacement of the former Class B-2 Units, based on the closing price of a share of our common stock on December 29, 2023 ($8.91 per share).

[2]
These rows represent shares of restricted stock that were issued in connection with the IPO in preplacement of former time-vesting Class B-1 Units of Holdings. The Grant Date listed is the date the original award was made; the issuance of RSAs occurred on July 27, 2021. The RSAs issued in replacement of unvested Class B-1 Units were of commensurate value and did not result in any incremental fair value provided to the holders of such awards. The restricted shares of common stock that the holders received in replacement of their unvested Class B-1 Units are subject to the same vesting terms that applied to the Class B-1 Units prior to the Equity Conversion. 20% of the units vest on the first anniversary of the Vesting Commencement Date, and 10% would vest every six months thereafter (commencing on the sixth-month anniversary of the initial vesting date and ending on the five-year anniversary of the Vesting Commencement Date), subject to continued employment through the applicable vesting dates. For additional details on the vesting terms of the restricted stock issued in replacement of the Class B-1 Units, see “Equity Compensation Plan Information — Restricted Stock Awards” below. The “Vesting Commencement Date” is (i) the grant date with respect to the Class B-1 Units granted on October 23, 2017 and (ii) August 1, 2019 with respect to the Class B-1 Units granted on August 28, 2019. Dollar amounts in the adjacent column represent the value of the shares of restricted stock received in replacement of the former Class B-1 Units, based on the closing price of a share of our common stock on December 29, 2023 ($8.91 per share).

Snap One Holdings Corp. 2024 Proxy Statement	51

[3]
These rows represent the vested and unvested options granted to holders of former Class B-1 Units which were intended to preserve the upside of the Class B-1 Units as of immediately prior to the IPO that would otherwise have been lost as a result of the Equity Conversion. These options are subject to vesting as follows: 20% of these options vest on the first anniversary of the Vesting Commencement Date, and an additional 10% vest every six months thereafter, subject to continued employment. The Vesting Commencement Date for each option grant is ten years prior to the Option expiration date.

[4]
These rows represent unvested options granted to holders of former Class B-2 Units, which were intended to preserve the upside of the Class B-2 Units as of immediately prior to the IPO that would otherwise have been lost as a result of the Equity Conversion. These options vest based upon the achievement of one or more of: (i) a total return hurdle, (ii) an average return hurdle and/or (iii) a volume weighted average price hurdle, which are substantially the same as the previous market-condition vesting criteria of the Class B-2 Units. The vesting is subject to continued employment and the options will be forfeited if these hurdles, which include both market and performance conditions, are not achieved on or prior to February 4, 2024, and on February 4, 2024, all such options received in respect of Class B-2 Units were forfeited for no consideration.

[5]
These rows represent the unvested RSUs and PSUs granted under the Company’s 2021 Equity Incentive Plan. The RSU awards vest as follows: 1/4 of the shares vested on February 15, 2023 the first anniversary of the Vesting Commencement Date and an additional 1/16 of the shares vest quarterly thereafter until all RSUs have vested. The PSUs listed represent the target number of PSUs subject to the award. The number of shares the recipient will receive under this PSU award was determined to be 51% of the target number of Units based on the Company’s achievement of the performance metrics as they relate to the 2022 Company budget: 46,514 shares for Mr. Heyman, 14,656 shares for Mr. Carlet and 12,491 shares for Mr. Hess. One-third of those shares vested on March 14, 2023 one-third vested on February 15, 2024 and one-third will vest on February 15, 2025, assuming the continued service of the Named Executive Officers on such vesting date. Dollar amounts in the adjacent column represent the value of the RSUs or PSUs based on the closing price of a share of our common stock on December 29, 2023 ($8.91 per share).

[6]
These rows represent the unvested RSUs and PSUs awarded under the Company’s 2021 Equity Incentive Plan. The RSU awards vest as follows: 1/4 of the shares vested on February 15, 2024, the first anniversary of the Vesting Commencement Date and an additional 1/16 of the shares vest quarterly thereafter until all RSUs have vested. The PSUs listed represent the target number of 2023 PSUs subject to the award and vest in accordance with the achievement of certain performance conditions in three separate Performance Periods that correspond to our 2023, 2024, and 2025 fiscal years. The achievement of the 2023 Performance Period performance metrics was determined to be 76.6% of the target number of Units subject to the 2023 Performance Period, which resulted in the release of 74,162 shares to Mr. Heyman, 18,018 shares to Mr. Carlet, and 14,709 shares to Mr. Hess. See “Compensation Elements — Earning of 2023 PSU Awards for the 2023 Performance Period” in the Compensation Discussion and Analysis above. Dollar amounts in the adjacent column represent the value of the RSUs or PSUs based on the closing price of a share of our common stock on December 29, 2023 ($8.91 per share).

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Equity Compensation Plan Information
The following table summarizes securities available under our equity compensation plans as of December 29, 2023.
Equity Compensation Plans
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted Average per share exercise price of outstanding options (b)	Number of Securities Remaining available under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	8,474,437 [1]	$18.00 [2]	1,443,510 [3]
Equity compensation plans not approved by security holders	—	—	—
Total	8,474,437	$18.00	1,443,510
[1]
On December 29, 2023, we had 4,690,685 outstanding options with a weighted-average exercise price of $18.00 per share and 3,783,752 unvested RSUs and PSUs under the 2021 Equity Incentive Plan that have been approved by the stockholders.

[2]	The weighted-average exercise price is calculated solely based on outstanding options.
[3]
The shares reserved under our 2021 Equity Incentive Plan are automatically increased on the first day of each fiscal year following our 2021 fiscal year by a number of shares of our common stock equal to the lesser of (i) the positive difference, if any, between (A) 4% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, minus (B) the remaining shares available for issuance pursuant to the plan on the last day of the immediately preceding fiscal year (but in no case less than zero), and (ii) the number of shares of common stock as may be determined by the Board.

Restricted Stock Awards
Our Former Parent maintained the 2017 Incentive Plan until such plan was dissolved in connection with the IPO. Pursuant to such plan, our Former Parent granted incentive units (“Incentive Units”) to certain employees, directors and other service providers of our Former Parent and its subsidiaries (including our Named Executive Officers). In connection with our IPO, all outstanding unvested Incentive Units, including those held by our Named Executive Officers, were replaced with newly issued restricted shares of our common stock on the basis of a ratio that took into account the number of unvested Incentive Units held, the distribution threshold applicable to such Incentive Units, and the value of distributions that the holder would have been entitled to receive had our Former Parent liquidated on the date of such replacement in accordance with the terms of the distribution “waterfall” set forth in the Former Parent’s Partnership Agreement. Vested Incentive Units were exchanged into shares of our common stock using the same formula. In addition, (i) the unvested restricted shares of our common stock the Named Executive Officers received in respect of their unvested Class B-1 Units are subject to the same vesting terms that applied to the Class B-1 Units prior to the conversion of equity in our Former Parent to equity in the Company effectuated by the IPO on July 27, 2021 (the “Equity Conversion”), and (ii) the unvested restricted shares of our common stock that the NEOs received in respect of their Class B-2 Units vest based upon achievement of one or

Snap One Holdings Corp. 2024 Proxy Statement	53

more of (A) the Total Return Hurdle, (B) the Average Return Hurdle and/or (C) the VWAP Hurdle (each as defined below) (together, the “Class B Unit Achievement Hurdles”), as follows:
•
Total Return Hurdle: 100% of the restricted shares will vest in the event H&F receives cash proceeds in respect of its investment in the Company (i.e. cash distributions paid to H&F or cash proceeds received from the sale of any of its equity interests in the Company) that equal or exceed $1,399,409,115 in the aggregate (“Total Return Hurdle”). If the Total Return Hurdle is not achieved prior to or in connection with a change in control of the Company, all restricted shares will be forfeited for no consideration.

•
Average Return Hurdle: 100% of the restricted shares will vest upon an Exit Trade (as defined below) if the cash received in respect of the Sponsor Shares (as defined below) sold prior to and including the Exit Trade exceeds (a) the “Price Target” (defined as $25.25 per share of our common stock) multiplied by (b) the Sponsor Shares sold prior to and inclusive of the Exit Trade (“Average Return Hurdle”). In addition, upon each trade or other sale of Sponsor Shares following the Exit Trade, but prior to the time in which H&F ceases to hold any of the Initial Sponsor Shares, if the Average Return Hurdle is satisfied, 100% of restricted shares will vest. An “Exit Trade” is any trade or other sale of common stock issued to H&F in connection with the IPO in respect of Class A Units of our Former Parent held by H&F (each, a “Sponsor Share,” and the aggregate Sponsor Shares so received by the H&F, the “Initial Sponsor Shares”) following which H&F holds 10% or less of the Initial Sponsor Shares.

•
VWAP Hurdle: The restricted shares will also vest if certain volume weighted average price (“VWAP”) hurdles are achieved, as follows: prior to an Exit Trade, or following an Exit Trade to the extent such trade does not result in satisfaction of the Average Return Hurdle, if, during the period commencing on the earlier of (a) the first anniversary of the IPO or (b) the first Exit Trade, and ending on February 4, 2024, the price per share of common stock, measured using a 30-day VWAP, is at least equal to the Price Target (the “VWAP Hurdle”), then: 42% of the restricted shares will vest on August 4, 2022 (or such later date on which the VWAP Hurdle is achieved), an additional 42% of the restricted shares will vest on August 4, 2023 (or such later date on which the VWAP Hurdle is achieved), and the remaining 16% of the restricted shares will vest on February 4, 2024.

Vesting with respect to the restricted shares received in respect of Class B-2 Units is subject to such Named Executive Officer’s continued employment through the applicable vesting dates. To the extent any such restricted shares have not vested on or prior to February 4, 2024, any such unvested restricted shares are subject to forfeiture, and on February 4, 2024, all such restricted shares received in respect of Class B-2 Units were forfeited for no consideration.
Additional Cash Payments with Respect to Incentive Units in Lieu of Participation in the Tax Receivable Agreement
On July 29, 2021 in connection with our IPO, we executed a tax receivable agreement (“TRA”) with certain pre-IPO owners, including H&F (the “TRA Participants”). The TRA provides for the payment by us to the TRA Participants of 85% of the amount of cash savings, if any, in U.S. federal, state, and local income tax that we actually realize, or are deemed to realize (calculated using certain assumptions), as a result of the utilization of such tax benefits, including certain tax benefits attributable to payments under the TRA. Holders of Incentive Units also received a cash payment equal to $0.12 per vested and unvested Class B-1 and Class B-2 Unit in lieu of participation in the TRA (the “Additional Payment”). For holders of Incentive Units at or above the Executive Vice President-level (including the NEOs):
•
Additional Payments payable with respect to unvested Class B-1 Units that were scheduled to vest by October 31, 2022 pursuant to the time-vesting schedule applicable to such Class B-1 Units as of immediately prior to the Equity Conversion were paid to such holder at the same time as the Equity Conversion. All other Additional Payments with respect to unvested Class B-1 Units were held in escrow, subject to the same vesting conditions as the restricted stock received in exchange for the Class B-1 Units, but such vesting schedule was accelerated by a certain number of days equal to number of days following the Equity Conversion to October 31, 2022.

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•	Additional Payments with respect to any Class B-2 Units were held in escrow, subject to the same vesting conditions as the related performance-based restricted shares.
•	The Additional Payments received by the NEOs in 2022 and 2023 are included in the amounts reported for those years in the “All Other Compensation” column in the 2023 Summary Compensation Table.
Termination and Change-in-Control Provisions
Severance and Post-Termination Benefits
The employment agreements entered into with Mr. Heyman, Mr. Carlet, and Mr. Hess, each provide for benefits upon certain qualifying terminations of employment, which are described in this section below, and are qualified in their entirety by reference to the agreements themselves, forms of which are filed as exhibits to our 2023 Annual Report.
Under Mr. Heyman’s employment agreement:
•
If Mr. Heyman’s employment is terminated due to his death or disability, he (or his heirs) will be entitled to receive: (i) any unpaid annual bonus for the prior completed fiscal year, (iii); his target annual bonus amount for the year of termination; and, (iii) Company payment of the employer portion of COBRA premiums for up to 24 months.

•
If Mr. Heyman’s employment is terminated by Mr. Heyman for good reason (as defined in his employment agreement) or by the Company without cause (as defined in his employment agreement), then Mr. Heyman will be entitled to: (i) any unpaid prior year bonus; (ii) a pro-rated annual bonus (based on actual performance); (iii) 24 months of base salary, payable in installments over the severance period; (iv) an amount equal to two times his target annual bonus, payable in installments over the severance period; (v) pro-rata vesting of time-based equity awards; and (vi) Company payment of the employee portion of COBRA premiums during the severance period (or until Mr. Heyman becomes eligible to receive health benefits from a subsequent employer, if earlier). However, if such termination occurs within three-months prior to, or three years following, a “change in control” (as defined in the employment agreement), Mr. Heyman is entitled to the following severance benefits instead: (i) any unpaid prior year bonus; (ii) a pro-rated annual bonus (based on actual performance); (iii) two times the sum of his base salary and target annual bonus, payable in a lump sum; (iv) full acceleration of equity awards (with any performance-based conditions deemed satisfied at target); and (v) Company payment of the employee portion of COBRA premiums during the severance period (or until Mr. Heyman becomes eligible to receive health benefits from a subsequent employer, if earlier).

Under the employment agreements of Mr. Carlet and Mr. Hess (each an “Additional NEO”):
•
If the employment of an Additional NEO is terminated due to death or disability, such Additional NEO(or his respective heirs) will be entitled to receive: (i) any unpaid prior year bonus; (ii) a pro-rated target annual bonus for the year of termination; (iii) Company payment of the employee portion of COBRA premiums for up to 18 months; and (iv) accelerated vesting of unvested equity awards (with any performance-based conditions deemed satisfied at target).

•
If the employment of an Additional NEO is terminated by the Company without cause or by an Additional NEO for good reason (as defined in the employment agreements), such Additional NEO will be entitled to receive: (i) any unpaid prior year bonus; (ii) a pro-rated annual bonus (based on actual performance); (iii) 18 months of base salary, payable in installments over the severance period; and (iv) Company payment

Snap One Holdings Corp. 2024 Proxy Statement	55

of the employee portion of COBRA premiums during the severance period (or until such Additional NEO becomes eligible to receive health benefits from a subsequent employer, if earlier). However, if such termination occurs within two months prior to, or two years following, a “change in control” (as defined in the employment agreement), the Additional NEO is entitled to the following severance benefits instead: (i) any unpaid prior year bonus; (ii) one and half times his target annual bonus, payable in lump sum; (iii) 18 months of base salary, payable in a lump sum; (iv) full acceleration of equity awards (with any performance-based conditions deemed satisfied at target); and (v) Company payment of the employee portion of COBRA premiums for 18 months (or until such Additional NEO becomes eligible to receive health benefits from a subsequent employer, if earlier)
These payments and benefits are subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company, and continued compliance with the restrictive covenants to which each is subject. See also the “Post-Employment Compensation — Retirement Provisions and — Acceleration of Vesting upon Death or Disability” herein in the Compensation Discussion and Analysis.
Additional Change in Control Provisions
Each of the Named Executive Officer’s employment agreements also contains the following additional equity provisions regarding treatment of PSUs held by the Named Executive Officers in the event of a change in control. Unless the applicable award agreement provides otherwise, in the event of a change in control, (i) performance conditions will be deemed achieved at target performance levels with respect to any remaining performance periods not completed prior to the change in control or actual performance levels with respect to any performance periods completed on or prior to change in control (the “Earned PSU Awards”), and (ii) such Earned PSU Awards will then convert into time-based awards on the time-vesting schedule or if none, on a schedule to be determined by the Compensation Committee.

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Security Ownership

Security Ownership of Certain Beneficial Owners and Management
Principal and Selling Stockholders
The following table and accompanying footnotes set forth information with respect to the beneficial ownership by each of the following persons of the common stock of Snap One as of March 26, 2024, the Record Date for the Annual Meeting:
•	each person known by us to own beneficially 5% or more of our outstanding shares of common stock;
•	each of our directors and director nominees;
•	each of our Named Executive Officers; and
•	our directors, director nominees, and executive officers as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or direct the disposition of the security; or has the right to acquire such powers within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o 1355 W. Innovation Way, Suite 125, Lehi, UT 84043.

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The percentages of beneficial ownership set forth below are based on 76,536,010 shares of our common stock outstanding as of March 26, 2024.
Beneficial Ownership Table

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
H&F Investors[1]	55,424,435	72.4%
FPR Partners, LLC[2]	7,537,800	9.9%
Named Executive Officers and Directors
John Heyman[3]	1,956,651	2.53%
Michael Carlet[4]	549,461	*
GPaul Hess[5]	355,564	*
Erik Ragatz[6]	—	—
Jacob Best[6]	—	—
Annmarie Neal[6]	—	—
Tom Hendrickson[7]	29,868	*
Adalio Sanchez[8]	43,145	*
Amy Steel Vanden-Eykel[9]	34,567	—
Kenneth R. Wagers III[10]	38,379	*
All directors and executive officers as a group (14 Persons)[11]	3,782,665	4.83%
*	Indicates beneficial ownership of less than 1%.
[1]
Reflects (i) 23,854,976 shares directly held by Hellman & Friedman Capital Partners VIII, L.P. (“Main Fund”), (ii)10,706,163 shares directly held by Hellman & Friedman Capital Partners VIII (Parallel), L.P. (“Parallel Fund”), (iii) 2,023,312 shares directly held by HFCP VIII (Parallel-A), L.P. (“Parallel-A Fund”), (iv) 607,517 shares directly held by H&F Executives VIII, L.P. (“Executives Fund”), (v) 124,638 shares directly held by H&F Associates VIII, L.P. (“Associates Fund”) and (vi) 18,107,829 shares held by H&F Copper Holdings VIII, L.P. (“Copper Fund”), collectively with Main Fund, Parallel Fund, Parallel-A Fund, Executives Fund and Associates Fund, are the “H&F Funds.” H&F Copper Holdings VIII GP, LLC (“Copper GP”) is the general partner of Copper Fund and Main Fund is the managing member of Copper GP. Hellman & Friedman Investors VIII, L.P. (“Investors GP”) is the general partner of each of Main Fund, Parallel Fund, Parallel-A Fund, Executives Fund and Associates Fund, and H&F Corporate Investors VIII, Ltd. (“Investors Ltd.”) is the general partner of Investors GP. A three-member board of directors of Investors Ltd. has voting and investment discretion over the shares held by the H&F Funds. Each of the members of the board of directors of Investors Ltd. disclaims beneficial ownership of such shares. The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.

[2]
Reflects 7,537,800 shares beneficially owned by certain limited partnerships (collectively, the “FPR Funds”). FPR Partners, LLC, (“FPR”) acts as investment manager to the FPR Funds and may be deemed to indirectly beneficially own securities owned by the FPR Funds. Andrew Raab and Bob Peck are the Senior Managing Members of FPR and may be deemed to beneficially own the shares beneficially owned by FPR and the FPR Funds. FPR and its managing members have the power to direct the vote and disposition of these 7,537,800 shares. The address of FPR and its managing members named in this footnote is 199 Fremont Street, Suite 2500, San Francisco, CA 94105. This information was obtained from a Schedule 13G filed with the SEC on December 31, 2023.

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[3]
Mr. Heyman’s equity reflects 1,131,656 vested shares and 2,746 unvested RSAs, 13,456 unvested RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 808,793 options to purchase shares exercisable within 60 days of March 26, 2024

[4]
Mr. Carlet’s equity reflects 285,986 vested shares and 1,090 unvested RSAs, 6,206 unvested RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 256,179 options to purchase shares exercisable within 60 days of March 26, 2024.

[5]
Mr. Hess’s equity reflects 194,539 vested shares and 1,692 unvested RSA’s, 5,634 unvested RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 153,699 options to purchase shares exercisable within 60 days of March 26, 2024.

[6]	The address of each of Dr. Neal and Messrs. Best and Ragatz is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, CA 94105.
[7]	Mr. Hendrickson’s equity reflects 14,340 vested and deferred RSUs and 15,528 unvested RSUs, all of which are expected to be converted to deferred RSUs within 60 days of March 26, 2024.
[8]	Mr. Sanchez’s equity represents 8,000 shares of common stock acquired in the IPO, 19,617 vested shares and 15,528 unvested RSUs, all of which are expected to vest within 60 days of March 26, 2024.
[9]	Ms. Vanden-Eykel’s equity represents 19,039 vested shares and 15,528 unvested RSUs, all of which are expected to vest within 60 days of March 26, 2024.
[10]	Mr. Wagers’ equity reflects 22,851 vested shares and 15,528 unvested RSUs, all of which are expected to vest within 60 days of March 26, 2024.
[11]
All directors’ and officers’ equity reflects 1,977,816 shares, 24,940 unvested RSAs, and 117,732 RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 1,662,177 options to purchase shares exercisable within 60 days of March 26, 2024.

As of March 26, 2024, none of our current executive officers or directors has pledged any of our securities.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, among others, to file an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. The Company believes, based solely on a review of forms filed with the SEC and on written representations from reporting persons, that no transaction required to be filed under Section 16(a) was not timely filed during fiscal year 2023.

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Related Party Agreements and Transactions

Arrangements with Our Directors, Executive Officers, and Advisors
Below is a brief summary of the principal terms of the Stockholders Agreements and the Tax Receivable Agreement, which are qualified in their entirety by reference to the agreements themselves, forms of which are filed as exhibits to our 2023 Annual Report.
Stockholders Agreement
In 2021, we entered into a Stockholders Agreement with H&F and the other unit holders of our Former Parent, which included certain of our directors, officers, and other employees, in connection with our IPO. This Stockholders Agreement provides that our Board will consist of eight members. H&F has the right to nominate to our Board a number of nominees equal to (x) the total number of directors comprising our Board at such time, multiplied by (y) the percentage of our outstanding common stock held from time to time by H&F, rounded up to the nearest whole number. In addition, the Board is divided into three classes and the directors serve staggered, three-year terms. For so long as we have a classified board, the H&F-nominated Board members will be divided by H&F as evenly as possible among the classes of directors. In addition, pursuant to the Stockholders Agreement, H&F has agreed with the Company to vote in favor of the Company slate that is included in our Proxy Statement. In the event that a H&F nominee ceases to serve as a director for any reason (other than the failure of our stockholders to elect such individual as a director), H&F will be entitled to appoint another nominee to fill the resulting vacancy. The Stockholders Agreement contains provisions that entitle the stockholder parties thereto to certain rights to have their securities registered by us under the Securities Act of 1933, as amended (the “Securities Act”). H&F is entitled to an unlimited number of “demand” registrations, subject to certain limitations. In addition, the stockholder parties to the Stockholders Agreement, including H&F, are entitled to customary “piggyback” registration rights. The Stockholders Agreement provides that we will pay certain expenses of the stockholder parties relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.
Tax Receivable Agreement
In 2021, in connection with our IPO, we executed the TRA with certain TRA Participants, which provides for payment by the Company to the TRA Participants of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that is actually realized, or deemed to be realized (calculated using certain assumptions), as a result of the utilization of such tax benefits, including certain tax benefits attributable to payments under the TRA. Holders of Incentive Units, which included all of the Company’s executive officers, also received a cash payment equal to $0.12 per vested and unvested Class B-1 and Class B-2 Unit in lieu of participation in the TRA (the “Additional Payment”). See “Additional Cash Payments with Respect to Incentive Units in Lieu of Participation in the Tax Receivable Agreement” herein for additional details, including the vesting schedules of certain Additional Payment amounts held in escrow for our executive officers.
As a result of certain change-of-control provisions, early termination rights and acceleration provisions of the TRA with the TRA Participants described above, we could be required to make payments under the TRA that are greater than or less than the specified percentage of the actual cash tax savings that we realize in respect of the tax benefits subject to the TRA.

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The executive officers who are TRA Participants, including the Named Executive Officers, are listed in the table below, as well as the Additional Payments they received in lieu of participation in the Tax Receivable Agreement for the past two fiscal years.
Payments in Lieu of Participation in the Tax Receivable Agreement
Executive Officers who are TRA Participants and received Additional Payments	2022 Additional Payments	2023 Additional Payments
John Heyman	$30,848	$15,424
Mike Carlet	$12,241	$6,121
GPaul Hess	$12,241	$12,242
Jeff Dungan	$44,758	$22,379
JD Ellis	$38,661	$25,451
Jeff Hindman	$12,241	$6,121
Ryan Marsh	$36,723	$36,723
Transactions Benefiting our Controlling Shareholder
The Company’s controlling shareholder, H&F, owns an insurance brokerage vendor used by the Company. For fiscal years 2022 and 2021, the Company incurred $1.1 million and $1.9 million of expenses from this vendor. During 2022, the Company discontinued the use of the vendor as its insurance broker; however the Company’s 401(k) plan continued to use the vendor as its plan administrator. No fees were billed to the Company directly for the 401(k) plan administration service. Additionally, H&F also has an ownership interest in a human capital management, payroll, HR service, and workforce management vendor used by the Company. For the fiscal years 2023, 2022, and 2021, the Company incurred $0.5 million, $0.5 million, and $0.5 million of expenses, respectively, from this vendor.
Related Persons Transaction Policy
Our Board adopted a written policy on transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that all “related persons” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer must then promptly communicate that information to our Board or to a duly authorized committee thereof. Our related person policy provides that no related person transaction will be executed without the approval or ratification of our Board or a duly authorized committee thereof. It is our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest.

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Audit Matters

The Audit and Risk Management Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Risk Management Committee has selected Deloitte & Touche, LLP to serve as our independent registered public accounting firm for fiscal year ended December 27, 2024.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche, LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered notice to the Board and the Audit and Risk Management Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit and Risk Management Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
The Audit and Risk Management Committee and the Board believe that the continued retention of Deloitte & Touche, LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders at this time.
Representatives of Deloitte & Touche, LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

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Audit and Non-Audit Fees
The following table sets forth the fees billed by Deloitte & Touche, LLP for audit, audit-related, tax, and all other services rendered for fiscal years 2022 and 2023.

Name	2022	2023
Audit Fees[1]	$2,111,864	$2,207,875
Audit-Related Fees[2]	0	0
Tax Fees[3]	0	0
All Other Fees[4]	0	0
Total Fees	$2,111,864	$2,207,875
[1]
Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audits of our international subsidiaries consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

[2]
Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

[3]	Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
[4]	All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.
Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors
The Audit and Risk Management Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit and Risk Management Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit and Risk Management Committee Charter. All audit, audit-related, and tax services during fiscal year 2023 were pre-approved by the Audit and Risk Management Committee.
Audit and Risk Management Committee Report
The Audit and Risk Management Committee operates pursuant to a charter which is reviewed annually by the Audit and Risk Management Committee. Additionally, a brief description of the primary responsibilities of the Audit and Risk Management Committee is included in this Proxy Statement under the discussion of “Board Committees — Audit and Risk Management Committee.”
Under the Audit and Risk Management Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The

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independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit and Risk Management Committee reviewed and discussed with management and Deloitte & Touche, LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 29, 2023. The Audit and Risk Management Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit and Risk Management Committee received and reviewed the written disclosures and letters from the Company’s independent registered public accounting firm, as per PCAOB requirements, regarding the firm’s communications with the Audit and Risk Management Committee concerning independence and discussed the firm’s independence from the Company. Based upon the review and discussions described herein, the Audit and Risk Management Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2023 filed with the SEC.
Audit and Risk Management Committee
Tom Hendrickson (Chair)
Adalio Sanchez
Kenneth Wagers
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

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Transaction of Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

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Additional Information

Proxy Solicitation Costs
Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person and will not receive any additional compensation for such efforts. We will pay all other costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of shares of our common stock.
Shareholder Proposals and Director Nominees for 2025 Annual Meeting
The requirements for such stockholder’s notice are set forth in our Bylaws, which are posted in the Corporate Governance section of the Investor Relations page on our website at investors.snapone.com.
Our Bylaws provide procedures by which a stockholder may bring business before any meeting of stockholders or nominate individuals for election to our Board at an annual meeting of stockholders. A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2025 annual meeting (not intended to be included in our Proxy Statement pursuant to Rule 14a-8) must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, if a stockholder wishes to present such a nomination or proposal for consideration at an annual meeting, he or she must deliver written notice of the nomination or proposal to our Corporate Secretary no later than the close of business on February 22, 2025, nor earlier than the close of business on January 23, 2025, unless our 2025 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 23, 2025, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or the 10th day after public announcement of the date of the 2025 annual meeting is first made by the Company. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of stockholder notice. If the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board by at least 100 calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Company.
Candidates proposed by stockholders in accordance with the procedures set forth in the Bylaws or otherwise recommended by stockholders will be considered by the Nominating and Corporate Governance Committee as discussed above in “Stockholder Recommendations of Director Candidates.”

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Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2025 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by our Corporate Secretary no later than the close of business on December 10, 2024. If the date of our 2025 annual meeting is more than 30 days before or after May 23, 2025, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Householding
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank, or other nominee, who share an address with another holder of our common stock are only being sent one set of Proxy Materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the Proxy Materials was delivered. If you wish to opt out of householding and receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, you may do so at any time prior to 30 days before the mailing of the Proxy Materials (which will typically be in April of each year) by notifying us in writing at: Snap One Holdings Corp., Attn: Corporate Secretary, 1355 W. Innovation Way, Suite 125, Lehi, UT 84043 or by telephone at (801) 523-3100.
Communication with Directors
The Board provides every stockholder the ability to communicate with the Board as a whole, and with individual directors, through an established process for stockholder communication. For a stockholder communication directed to Board as a whole, stockholders may send such communication via U.S. Mail or Expedited Delivery Service to: Snap One Holdings Corp., 1355 W. Innovation Way, Suite 125, Lehi, UT 84043 Attn: Corporate Secretary, or they may send electronic messages via the Investor Relations section of our website investors.snapone.com. For a stockholder communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Snap One Holdings Corp, 1355 W. Innovation Way, Suite 125, Lehi, UT 84043, Attention: [Name of Individual Director].
We will forward by U.S. Mail any such stockholder communication to each director, and the Chairperson of the Board in his or her capacity as a representative of the Board, to whom such stockholder communication is addressed to the address specified by each such director and the Chairperson of the Board, provided that communications that are not relevant to the duties and responsibilities of the Board, including junk mail, mass mailings, and job inquiries, or that present safety or security concerns may not be forwarded.

Snap One Holdings Corp. 2024 Proxy Statement	67

Transfer Agent Information
American Stock Transfer & Trust Company, LLC, or AST is the transfer agent for the common stock of the Company. AST can be reached at (800) 937-5449 or via email at Info@astfinancial.com. You should contact AST if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address. AST can also be contacted as follows:
Regular, Registered or Overnight Mail
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Websites Not Incorporated by Reference
No information contained on or available through any website referenced in this Proxy Statement, our corporate website, or any other website that we may maintain shall be deemed included or incorporated by reference into this Proxy Statement.

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General Information About the Annual
Meeting and Voting

Annual Meeting of Shareholders
The Company’s 2024 Annual Meeting will be held on Thursday, May 23, 2024, at 5:00 pm Mountain Time, at the Company’s corporate office located at 1355 W. Innovation Way, Suite 125, Lehi, UT 84043. If we determine it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements as promptly as practicable in a press release, file the details with the SEC as proxy materials, and post them on the Investor Relations section of our website investors.snapone.com; if you plan to attend in person, please check our website the week of the meeting.
Proof of stock ownership and government-issued photo ID will be required for admission. Only stockholders who own shares of Snap One Holdings Corp. common stock as of the close of business on March 26, 2024 (the “Record Date”) will be entitled to attend and vote at the Annual Meeting. If you are a stockholder as of the Record Date and plan to attend the Annual Meeting, please save your proxy card or Notice of Internet Availability of Proxy Materials (“Notice”) and bring it to the Annual Meeting as your admission ticket. If you plan to attend but your shares are not registered in your name, you must bring evidence of stock ownership as of the Record Date, which you may obtain from your bank, stockbroker or other adviser. If you would like to request assistance or accommodation to gain access or receive communications of the Annual Meeting, please contact us at 801-523-3100 or at Snap One Holdings Corp., 1355 W. Innovation Way, Suite 125, Lehi, UT 84043.
Information About this Proxy Statement
Why You Received this Proxy Statement. You have received these Proxy Materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. We either (1) mailed you a Notice notifying each shareholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report for fiscal year ended December 29, 2023 (referred to as the “Proxy Materials”) or (2) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. You received these Proxy Materials because you were a shareholder of record as of the close of business on the Record Date. If you would like to receive a paper copy of the Proxy Materials, please follow the instructions for requesting such materials contained in the Notice.
Beneficial Owners: If you hold your shares in a brokerage account or through a bank or another nominee, please check the information that your broker, bank or other holder of record sent to you regarding the availability of Proxy Materials electronically or in paper format.

Snap One Holdings Corp. 2024 Proxy Statement	69

Internet Availability of Proxy Materials
Registered and beneficial shareholders may view and print this Proxy Statement and the Company’s 2023 Annual Report at www.proxyvote.com or in the Investor Relations section of the Company’s website at investors.snapone.com.
How to Vote
Stockholders of Record. If you are a stockholder of record, you may vote in one of the following four ways:
(1)	By Internet: You may vote via Internet by following the instructions provided in the Notice or, if you receive your Proxy Materials by U.S. mail, by following the instructions on the proxy card.
(2)	By Telephone: You may vote by calling the telephone number provided in the Notice or, if you receive your Proxy Materials by U.S. mail, you may vote by following the instructions on the proxy card.
(3)
By Mail: If you receive your Proxy Materials by mail, you may complete, sign, and return the accompanying proxy card in the postage-paid envelope provided. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

(4)
In Person: If you are a stockholder as of the Record Date, you may vote in person at the meeting. Submitting a proxy will not prevent stockholders from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

Proxies submitted by telephone or Internet must be received by 11:59 PM ET on May 22, 2024.
Beneficial Owners. If you are a beneficial owner of shares held in street name, you will receive voting instructions from your brokerage firm, bank, or other nominee regarding how to direct them to vote your shares. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Shareholders Entitled to Vote; Quorum Requirement
Holders of our common stock are entitled to one vote for each share of record held on the Record Date on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.
A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. Shares represented by broker non-votes, as described below, and votes to “ABSTAIN” are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present.
As of March 26, 2024, the Record Date for the Annual Meeting, we had 76,536,010 shares of common stock outstanding.

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Effect of Not Voting and Broker Non-Votes
If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend and vote in person during the Annual Meeting.
If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and you do not provide that a broker, bank, or other nominee with voting instructions, that person will only have discretionary authority to vote on routine matters that come before the Annual Meeting. Under Nasdaq rules, broker, bank, or other nominees cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2024) is the only proposal in this Proxy Statement that is considered a routine matter.
Proposal 1, election of two Class III Directors is not considered a routine matter, and without your instructions or attendance at the Annual Meeting, your shares will not be voted on this matter. Shares voted on any matter before a meeting are considered to be present for the purposes of determining the existence of a quorum for the meeting. When shares held by beneficial owners through a broker, bank or other nominee are deemed to be present at a stockholder meeting because a broker, bank or other nominee has exercised discretion to vote on at least one routine matter but are not voted for a non-routine matter (such as Proposal 1), it is referred to as a “broker non-vote.” Broker non-votes are considered to be present for purposes of determining the existence of a quorum, but they are not considered to be shares “entitled to vote,” except with respect to routine matters and as such, broker non-votes will not affect the outcome of any non-routine proposals, including Proposal 1.
Proxies; Revocation
If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, any or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the proxy card without indicating your instructions, the proxies will vote your shares as follows:
•	FOR the election of the two Class III director nominees listed in this Proxy Statement;
•	FOR the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2024; and
•	For or against any other matter properly presented at the Annual Meeting, in the proxies’ discretion.
Our Board does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement and knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matter comes before the Annual Meeting, your proxies will act on such matter in their discretion.
If you are a registered stockholder, you may revoke or change your proxy submitted before the Annual Meeting for any reason by (1) voting in person at the Annual Meeting, (2) submitting a later-dated proxy online (your last vote received before the applicable deadline on the Proxy Notice will be counted), or (3) sending a written revocation that is received before the Annual Meeting to the Corporate Secretary of the Company, c/o Snap One Holdings Corp., 1355 W. Innovation Way, Suite 125, Lehi, UT 84043. If you are a beneficial owner of shares held in street name, you must contact the holder of record (your bank, broker, or other nominee through whom you hold the shares) to revoke a previously authorized proxy.

Snap One Holdings Corp. 2024 Proxy Statement	71

Required Votes for Action to be Taken
(1)
Proposal 1: Each director is elected by a plurality vote; the two director nominees receiving the highest number of “FOR” votes cast, even if less than a majority, will be elected. Abstentions, broker non-votes, and votes to “WITHHOLD” will have no effect on the outcome.

(2)
Proposal 2: The ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for our fiscal year ending December 27, 2024 requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions have the same effect as votes “AGAINST” this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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Appendix

Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), our Compensation Discussion and Analysis contains certain non-GAAP financial measures including Adjusted EBITDA. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the non-GAAP measure Adjusted EBITDA to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions.
Adjusted EBITDA is defined as net loss, plus interest expense, net, income tax benefit, depreciation, and amortization, further adjusted to exclude equity-based compensation, acquisition- and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges as described below.
Adjusted EBITDA is a key measure used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe Adjusted EBITDA is a useful measurement for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance.
Adjusted EBITDA has limitations as an analytical tool. This measure is not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in our 2023 Annual Report and as may be updated in our subsequent SEC filings. The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Snap One Holdings Corp. 2024 Proxy Statement	73

Reconciliation Tables
Snap One Holdings Corp.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
	For the Years Ended
	December 29, 2023	December 30, 2022
	(in thousands)
Net loss	$(21,368)	$(8,675)
Interest expense	58,263	35,839
Income tax benefit	(12,041)	(1,459)
Depreciation and amortization	61,125	59,582
Other expense (income), net	1,496	1,541
Equity-based compensation	23,492	23,291
Severance cost[a]	2,539	583
Compensation expense for payouts in lieu of TRA participation[b]	642	1,116
IT system transition costs[c]	515	552
Deferred acquisition payments[d]	133	1,085
Fair value adjustment to contingent value rights[e]	(300)	(7,200)
Loss on notes receivable[f]	—	5,872
Acquisition- and integration- related costs[g]	—	1,317
Deferred revenue purchase accounting adjustment[h]	—	164
Fair value adjustment to contingent consideration[i]	—	(1,750)
Other professional services costs(j)	469	2,116
Other[k]	2,207	94
Adjusted EBITDA	$117,172	$114,068
[a]	Severance cost associated with various restructuring actions such as warehouse relocation, departmental, reorganization, and focused reduction in workforce.
[b]
Represents expense, net of forfeitures, related to payments to certain pre-IPO owners in lieu of their participation in the Tax Receivable Agreement entered into on July 29, 2021 (“TRA”). Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

[c]
Represents costs associated with the implementation of enterprise resource planning (“ERP”) systems, customer resource management systems, and business intelligence systems as part of our initiative to modernize our information technology (“IT”) infrastructure.

[d]
Represents expenses incurred related to deferred payments to employees associated with historical acquisitions. The deferred payments are cash retention awards for key personnel from the acquired companies and are to be paid to employees through 2023. Management does not believe such costs are indicative of our

74	snapone.com

ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense.
[e]
Represents noncash gains and losses recorded from fair value adjustments related to contingent value right (“CVR”) liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman, LLC (“H&F”) in August 2017.

[f]	Represents provision for credit losses on notes receivable related to the Company’s unsecured loan to Clare.
[g]
Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with planned and completed acquisitions.

[h]	Represents an adjustment related to the fair value of deferred revenue related to the Control4 Corporation acquisition.
[i]	Represents noncash adjustment to the fair value of contingent consideration related to the Access Networks Acquisition.
[j]
Represents professional service fees associated with managements remediation of the material weakness that was disclosed as part of our initial Registration Statement, preparation for compliance with SOX, the implementation of new accounting standards, and accounting for non-recurring transactions.

[k]	Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance.

Snap One Holdings Corp. 2024 Proxy Statement	75

SNAP ONE HOLDINGS CORP.
1355 W. INNOVATION WAY, STE. 125
LEHI, UT 84043

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43412-P05174

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SNAP ONE HOLDINGS CORP.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jacob Best
02) Amy Steel Vanden-Eykel

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for its 2024 fiscal year ending December 27, 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.

V43413-P05174

SNAP ONE HOLDINGS CORP.
Annual Meeting of Shareholders
May 23, 2024 5:00 PM MT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) John Heyman, Michael Carlet, and JD Ellis, or any one of them, true and lawful agents and proxies with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned of Snap One Holdings Corp. held of record by the undersigned at the close of business on March 26, 2024 as indicated on the proposals referred to on the reverse side hereof at the Annual Meeting of its shareholders to be held on May 23, 2024 at 5:00 PM MT, at the SNAP ONE Corporate Office 1355 W. Innovation Way, Ste. 125, Lehi, UT 84043 and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The undersigned hereby revoke(s) all proxies previously given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side